UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

INDEPENDENCE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2021 ANNUAL MEETING

OF SHAREHOLDERS

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE AS SOON AS POSSIBLE. INSTRUCTIONS ON HOW TO VOTE ARE CONTAINED IN THE PROXY STATEMENT.

ITEMS OF BUSINESS

Wednesday, May 12, 2021
9:00 a.m. Eastern time
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania 19103

RECORD DATE

March 25, 2021.

Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

HOW TO CAST YOUR VOTE

1.      The election of seven persons to our Board of Directors, each to serve for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2.      The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2021.

3.      An advisory, non-binding resolution on our executive compensation.

4.      Such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Jessica K. Norman
General Counsel & Secretary

March 31, 2021

BY INTERNET www.voteproxy.com BY MAIL Sign, date and mail your proxy card IN PERSON Vote in person at the Annual Meeting
If you are a BENEFICIAL SHAREHOLDER of IRT common stock, you should follow any instructions provided by your bank, broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 12, 2021

This notice of annual meeting, proxy statement, form of proxy and our 2020 annual report to stockholders are available at www.proxydocs.com/IRT.

Important Notice Regarding Internet Availability of Proxy Materials

We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about March 31, 2021, and provide access to our proxy materials over the Internet, beginning on March 31, 2021, for the holders of record and beneficial owners of our shares of common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our 2020 annual report. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Important Notice Regarding COVID-19

Because of the uncertainties surrounding the impact of the coronavirus, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication (i.e., a virtual meeting). If we take this step, we will announce the decision to do so in advance of the Annual Meeting, and details on how to access, participate in and vote at such meeting will be set forth in a press release issued by us and available at www.irtliving.com. We encourage you to check this website prior to the meeting if you plan to participate.

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INFORMATION ABOUT THE MEETING AND VOTING

What am I Voting on?

Our Board of Directors is soliciting your vote for:

•

The election of seven persons to our Board of Directors, each to serve for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the seven individuals nominated for election is currently serving on our Board.

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2021.

Our Board of Directors is also requesting you to cast an advisory, non-binding vote on:

•	Our executive compensation.

If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

What are the Board’s Recommendations?

Our Board recommends that you vote FOR the election of the seven nominees identified in this proxy statement, with each to serve as a director for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Our Board recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2021.

Our Board recommends that you vote FOR the advisory, non-binding resolution on our executive compensation.

Who is Entitled to Vote?

Holders of shares of our common stock, par value $0.01 per share, or common shares, of record as of the close of business on March 25, 2021 are entitled to notice of, and to vote at, the annual meeting. Common shares may be voted only if the stockholder is present in person or is represented by proxy at the annual meeting. As of the record date, 102,037,422 common shares were issued and outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders do not have cumulative voting rights.

What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the annual meeting must be present in person or by proxy to constitute a quorum. Unless a quorum is present at the

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meeting, no action may be taken at the meeting except the adjournment thereof to a later time.  All valid proxies returned will be included in the determination of whether a quorum is present at the meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will also be treated as present for quorum purposes.

What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that are member firms of the New York Stock Exchange, or NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One, the election of directors, is not considered to be a “routine” matter under the NYSE rules. Proposal Two, ratification of the appointment of our independent registered public accounting firm, is considered a “routine” matter under the NYSE rules. Proposal Three, an advisory non-binding resolution on our executive compensation, is not considered to be a “routine” matter under the NYSE rules.

How are Abstentions Treated?

Abstentions are treated as present for quorum purposes, but are not considered to be votes cast.

What Vote is Required to Approve Each Proposal?

•

Election of Directors. Directors are elected by a plurality of the votes cast at the annual meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Shares represented by proxies marked “For” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Shares represented by proxies marked “Abstain” or withholding authority to vote for a specified nominee will not be counted in favor of any such nominee. In the absence of specific direction, shares represented by a proxy will be voted “For” the election of all nominees.

•

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2021 requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote. In the absence of specific direction, shares represented by a proxy will be voted “For” the ratification.

•	Advisory Vote on Executive Compensation. Approval of the advisory, non-binding resolution on our executive compensation requires the affirmative vote of a majority of

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all of the votes cast on this Proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the result of such vote.

How Do I Vote?

•	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your common shares at the meeting:
•

Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

•

Voting by Mail.  If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR the election of each of the seven nominees identified in this proxy statement, with each to serve as a director for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified; (2) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2020; and (3) FOR the advisory, non-binding resolution on our executive compensation.

•

In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the meeting in person, we recommend that you submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. If you wish to attend the meeting and vote in person, you may contact Investor Relations at (267) 270-4800 for directions.

•

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under NYSE rules, your broker or other custodian does not have discretion to vote uninstructed shares on any of the Proposals other than Proposal 2, ratification of the appointment of our independent registered public accounting firm, because this is a routine matter. See “What is a Broker Non-Vote?”

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How May I Revoke or Change my Vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•

Submitting a later-dated proxy by mail, over the telephone or through the Internet. Any later-dated proxy must be delivered to our Secretary at the address shown on the cover page of this proxy statement before the closing of the vote at the meeting.

•	Attending the meeting and voting in person. Your attendance at the meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the meeting.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your accounts in the future, you should contact our transfer agent, AST Financial, at help@astfinancial.com, phone (800) 937-5449; outside the U.S., phone (718) 921-8300. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a stockholder.

What if I Receive Only One Set of Proxy Materials Although There are Multiple Stockholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials. If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian.  This practice of sending only one copy of proxy materials is known as “householding.” The reason we do this is to attempt to conserve resources. If you did not respond to a timely notice that you do not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, one copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials has been sent to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to AST, Householding Department, 6201 15th Avenue, Brooklyn, NY 11219, or by calling telephone number (800) 937-5449. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your request to Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103, Attention: Jessica K. Norman, Secretary, or by calling Ms. Norman at (267) 270-4800. If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Ms. Norman in the same manner.

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How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2020 annual report are available at the following website: www.proxydocs.com/IRT.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2020 annual report with this proxy statement. The 2020 annual report includes our audited financial statements, along with other financial information about us. Our 2020 annual report is not part of the proxy solicitation materials. You may obtain, free of charge, a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 by: (1) accessing our Internet site at www.irtliving.com and clicking on the “Investor Relations” link; (2) writing to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103; or (3) calling Ms. Norman at (267) 270-4800. You may also obtain a copy of our Annual Report on Form 10-K and other periodic and current reports that we file with, or furnish to, the Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

Who is Soliciting My Vote and Who Bears the Expenses of the Proxy Solicitation?

We are soliciting proxies and will bear the cost of the solicitations. Our directors, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our directors, officers or employees for soliciting proxies. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares. We have retained D.F. King for a fee of $8,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our stockholders.

How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?

Stockholder proposals may be submitted for inclusion in the proxy statement for our 2022 annual meeting of stockholders in accordance with rules of the SEC. See “Stockholder Proposals and Director Nominations — Stockholder Proposals Submitted Pursuant to Rule 14a-8” later in this proxy statement. Any stockholder who wishes to propose any business at the 2022 annual meeting, other than for inclusion in our proxy statement pursuant to Rule 14a-8, must provide timely notice and satisfy the other requirements in our Bylaws. Proposals should be delivered or mailed to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103. See “Stockholder Proposals and Director Nominations — Director Nominations and Stockholder Proposals not Submitted pursuant to Rule 14a-8” later in this proxy statement.

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PROXY SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider in deciding how to vote.  You should read the entire proxy statement carefully before voting.

All references in this proxy statement to “IRT,” “we,” “us,” “our,” or the “Company” shall refer to Independence Realty Trust, Inc. and its subsidiaries.

VOTING AT the 2021 ANNUAL MEETING OF STOCKHOLDERS

IRT’s 2021 annual meeting of stockholders will be held on Wednesday, May 12, 2021, at 9:00 a.m. (local time) at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103.

Only holders of record of our common stock at the close of business on March 25, 2021 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Our Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about March 31, 2021, we mailed a Notice of Internet Availability of Proxy Materials to stockholders. This proxy statement and the form of proxy are first being furnished to stockholders on or about March 31, 2021.

VOTING MATTERS

Items of Business		Our Board’s Recommendation	Page Reference (for more detail)
1	The election of seven persons to our Board of Directors, each to serve for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified.	✓ FOR each nominee	13
2	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2021.	✓ FOR	29
3	An advisory, non-binding resolution on our executive compensation.	✓ FOR	57
Shareholders will also consider any other business as may properly come before the annual meeting and any adjournment or postponement thereof.

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2020 BUSINESS HIGHLIGHTS

IRT is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa.

2020 was a year of unprecedented challenges as the world faced the global COVID-19 pandemic which threatened our health and financial stability.  Under the direction of executive management, we successfully navigated the unexpected challenges brought on by the global pandemic while continuing to make advancements on our long-term strategic plan. We enacted a number of changes in operating procedures which prioritized the well being of our associates and residents.  We also focused on maintaining occupancy and strengthening our balance sheet, which allowed us to deliver strong full year results to our shareholders*.

We successfully executed on key priorities in 2020 to support our residents and employees, maintain occupancy and drive leasing traffic while maintaining ample liquidity.
2020 FINANCIAL HIGHLIGHTS:

➢Produced earnings per diluted share of $0.16.

➢Produced core funds from operations (“CFFO”) per share of $0.80*.

➢Declared dividends of $0.54 per common share.

➢Generated sector leading same-store NOI growth of 3.1%*.

PANDEMIC RESPONSE:

➢Developed additional operating procedures to enhance safety and cleaning protocols in our communities in response to the pandemic.

➢Pivoted to a remote-work environment in our corporate offices.

➢Assisted residents impacted by COVID-19 by waiving fees, penalties and interest, and restructuring rent obligations and deferring rental payments.

➢Launched virtual lease tours and leveraged on-line leasing and paperless workflows to maintain physical distancing at our communities.

CAPITAL MARKETS:

We issued 10,350,000 shares of common stock under forward sale agreements at a price of $14.688, net of underwriting commissions and discounts. We received proceeds of approximately $148.8 million upon physical settlement of the forward sale agreement. These proceeds were used to fund acquisitions, to reduce outstanding borrowings on our line of credit and to strengthen our balance sheet overall.

RESPONSIBLE CAPITAL MANAGEMENT:

Following the onset of the COVID-19 pandemic we took immediate action to safeguard our business, including implementing temporary cost cutting measures until stability returned in the broader economic environment.  As a result of our quick and decisive actions to mitigate the impact of COVID-19, including having a strong balance sheet and driving occupancy and collections, we were able to reduce our leverage and deliver strong results during 2020.

* Please see “Compensation Discussion and Analysis” later in this proxy statement and Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

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We made advancements in our value add and capital recycling programs, including adding to our portfolio of communities in markets that have performed favorably throughout various cycles.
VALUE-ADD INITIATIVE:

As part of our initiative to upgrade units at selected communities, we completed renovations and upgrades at 3,719 units during 2020.  In response to the COVID-19 pandemic, we temporarily paused projects at a number of our value add communities.  Many of those projects resumed renovation efforts during 2020 with the remaining six properties, encompassing 1,864 units, expected to commence renovations during 2021.  Our renovations provide our residents with a better place to live by improving the unit interiors and upgrading common areas with new and desirable amenities.  Our renovations benefit our stockholders by growing NOI, reducing capital expenses in the long-term, and increasing our net asset value per share.

PORTFOLIO UPDATES:

During 2020, we continued our capital recycling initiative aimed at disposing of assets in markets where we lack scale and acquiring assets in markets with strong fundamentals. As part of this capital recycling initiative, we sold three properties for $59.7 million, in the aggregate, generating net cash proceeds of $58.4 million, in the aggregate, after costs, and we acquired two properties for $145.2 million which expanded our footprint in Huntsville, Alabama and Dallas, TX.  At December 31, 2020, we owned and operated 56 multifamily apartment communities that contain 15,667 units in 12 states.

We are well-positioned to further grow and strengthen our business for near and long-term success.

GOVERNANCE HIGHLIGHTS

We are dedicated to establishing and maintaining good corporate governance standards in order to serve the interests of our stockholders and better align the interests of directors and management with those of our shareholder.  The following are key attributes of our governance framework:

➢6 of 7 Director Nominees are Independent

➢Annual Election of Directors

➢Lead Independent Director

➢Independent Audit, Compensation, and Nominating and Governance Committees

➢Regular Executive Sessions of Independent Directors

➢Risk Oversight by Board and Committees

➢Authority for Board to retain outside advisors

➢Annual Board Self-Assessment Process

➢Ongoing Board Refreshment Process

➢Regular Succession Planning

➢Active Shareholder Engagement

➢No Shareholder Rights Plan

➢Internal Disclosure Committee for Financial Reporting

➢Share Ownership Guidelines for Directors and Certain Executive Officers

➢Prohibition against Hedging of Company shares

➢Shareholder ability to amend Bylaws

➢Executive Compensation driven by Objective Pay for Performance Philosophy

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ENVIRONMENTAL & SOCIAL HIGHLIGHTS

We seek to adopt policies and enact practices which are sustainable and socially responsible.  The following are initiatives we have undertaken which serve to reduce our impact on the environment and increase our contribution to society:

PROTECTING OUR EARTH:

☑ REDUCE CONSUMPTION by optimizing lighting, electronic usage and thermal settings at every leasing office in the portfolio as well as our corporate offices, opting to go paperless whenever possible.

☑ CONSERVE WATER by upgrading plumbing fixtures, and planting native landscape.

☑ REDUCE GREENHOUSE GAS EMISSIONS by implementing LED lighting retrofits and replacing outdated appliances with more energy efficient models.

☑ SUPPORT CARBON REDUCTION through a partnership with One Tree Planted to support reforestation projects in the US.

CARING FOR OUR EMPLOYEES:

☑ PROTECT ASSOCIATES during the COVID-19 pandemic by providing personal protective equipment and permitting remote work.

☑ ENHANCE DIVERSITY & INCLUSION through training, appreciation initiatives and associate committees.

☑ PROMOTE PAY EQUITY through fair, equal and non-discriminatory compensation practices.

☑ EDUCATE ASSOCIATES by providing robust training and financial assistance for certifications and continued education.

☑ SURVEY ASSOCIATES to identify employee needs and implement changes to foster a positive work environment.

☑ SUPPORT ASSOCIATES with comprehensive benefits packages including medical, vision, dental, 401(k) & paid time off.

SERVING OUR RESIDENTS:

☑ SURVEY OUR RESIDENTS regularly and tie feedback to compensation for our property management teams.

☑ UPGRADE PROPERTIES with new, desirable amenities to enhance the resident living experience.

☑ ENGAGE WITH OUR RESIDENTS through regularly hosted community events.

☑ ASSIST OUR RESIDENTS with deferred rent and payment plans to those affected by the COVID-19 pandemic.

SUPPORTING OUR COMMUNITIES:	☑ FIGHT HOMELESSNESS by supporting charities which seek to end poverty and homelessness. ☑ ENCOURAGE ETHICAL CONDUCT by maintaining a Code of Ethics, a Vendor Code of Conduct & a Whistleblower Policy.

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EVOLUTION OF OUR CORPORATE SUSTAINABILITY PROGRAM

We are aligned with our Board in our committment to corporate social responsibility and good governance, as evidenced by our concerted efforts over recent years to enact changes to increase transparency and adopt practices which are in the best interest of all stakeholders.  The following are some initiatives taken over recent years by us and our board to bolster our Environmental, Social and Governance (“ESG”) program and enhance disclosure to our key stakeholders:

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PROPOSAL 1. ELECTION OF DIRECTORS

Directors

Our business and affairs are managed under the direction of the Board of Directors. Our Board currently consists of seven directors, all of whom have been nominated for election at the annual meeting, with each to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

In selecting nominees, our Board and its Nominating and Governance Committee, which we refer to as our Nominating Committee, assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. Our Board values diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees.

The Board, upon the recommendation of the Nominating Committee, has nominated each of Scott F. Schaeffer, William C. Dunkelberg, Ph.D., Richard D. Gebert, Melinda H. McClure, Mack D. Pridgen III, DeForest B. Soaries, Jr., D.Min. and Lisa Washington for election at the annual meeting to serve for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified. We believe that each of our director nominees has the specific qualifications, attributes, skills and experience necessary to serve as an effective director on our Board, as indicated directly below the biographical summaries of each of them.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  However, if any nominee should become unable for any reason or unwilling for good cause to serve, then proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees named in this Proposal 1 to serve as a director for a term expiring at the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Board Expertise

The Board believes that experience or expertise in the following areas is particularly relevant to IRT’s business model and should be possessed by one or more members of the Board. These factors, along with others, were considered in selecting the nominees for election.  Collectively, our nominees standing for election possess the following skills and expertise:

CORPORATE GOVERNANCE	RISK OVERSIGHT
COMMERCIAL REAL ESTATE	BUSINESS ADMINISTRATION
SUSTAINABILITY & CORPORATE RESPONSIBILITY	CAPITAL ALLOCATIONS
FINANCIAL LITERACY	PRIVACY/TECHNOLOGY

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Board Composition

The Board believes that diversity of backgrounds, experience, perspectives and leadership in different fields, along with ongoing board refreshment, is important to ensure the broadest range of ideas and perspectives are contributed to Board discussions and to represent our associates, residents and investors. Moreover, in furtherance of its commitment to a policy of inclusiveness and to pursuit of diversity, our Board amended our Corporate Governance Guidelines in February 2021 to ensure that our Nominating and Governance Committee will include, and will have any search firm it engages include, racially/ethnically and gender diverse candidates in the initial pool from which the Nominating and Governance Committee selects director candidates and will require that any firm it may engage for any external search for a chief executive officer candidate to include racially/ethnically and gender diverse candidates in the initial pool.  Set forth below is a snapshot of the composition of our Board of Directors immediately following the Annual Meeting if the seven individuals nominated for election at the annual meeting are re-elected.

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Director Biographies

Set forth below are biographical summaries of the individuals nominated for election at the annual meeting.

SCOTT F. SCHAEFFER
Chair of the Board Chief Executive Officer Director since: January 2011 Age: 58

Mr. Schaeffer has served as the Chair of our Board since January 2011, as our Chief Executive Officer since February 2013 and as our president from February 2013 to August 2014. He served as the chief executive officer of RAIT Financial Trust, or RAIT, a real estate investment trust, from February 2009 to December 2016 and as its chair from December 2010 to October 2016. Prior to his position as the chief executive officer of RAIT, Mr. Schaeffer held various other executive positions at RAIT from September 2000. Mr. Schaeffer resigned from RAIT when we completed transactions to internalize our management and separate from RAIT in December 2016, which we refer to as our management internalization. Mr. Schaeffer served as the vice chair of the board of directors of Resource America, Inc. (NASDAQ: REXI), a specialty finance company, from 1998 to 2000, and as a director until October 2002. In addition to his roles on the board of directors, Mr. Schaeffer served in several senior management positions at Resource America from 1995 to 1998. Mr. Schaeffer also served as president of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer currently serves as a National Trustee of the Boys and Girls Club of America, a position he has held since 2018. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey.

Key Attributes, Experiences and Skills: Mr. Schaeffer was selected to serve on our Board primarily because of his extensive experience as a chief executive officer of a public REIT and his lengthy career in real estate. Mr. Schaeffer’s position as our Chief Executive Officer, with his detailed knowledge of our business, and his ability to drive and oversee our business strategy, coupled with his communications skills and ability to foster diverse perspectives, make him a highly effective executive Chair.

RICHARD D. GEBERT
Independent Director Committees: •Audit (Chair), •Nominating & Governance Director since: October 2017 Age: 63

Mr. Gebert has served as one of our independent directors since October 2017. He has served as a board and audit committee member of The Association of Corporate Growth (ACG Global), a membership organization focused on middle market growth from September 2016 to October 2019. Prior to that from 1995 to July 2016, he was an audit partner of Grant Thornton LLP, a national accounting firm. In addition to serving as an audit partner with Grant Thornton LLP, Mr. Gebert held the following additional roles at Grant Thornton LLP: (i) member of the Senior Leadership Team from August 2013 to July 2016, (ii) East Region Managing Partner from 2011 to July 2016, (iii) Managing Partner of Philadelphia Office from 1999 to 2011, and (iv) member of the Partnership Board from 2003 to 2011. Before joining Grant Thornton LLP, he was employed at AG Epstein Co from 1979 to 1995, a local accounting firm that eventually merged into Grant Thornton LLP.  Mr. Gebert became a partner at AG Epstein Co in 1987. While in practice, Mr. Gebert was a member of the American Institute of Certified Public Accountants (AICPA), the Pennsylvania Institute of Certified Public Accountants (PICPA), and the Georgia Society of Certified Public Accountants. Mr. Gebert was a certified public accountant, and he holds a Bachelor of Business Administration from Temple University.

Key Attributes, Experiences and Skills: Mr. Gebert was selected to serve on our Board because of his extensive experience and expertise in financial reporting, accounting and controls; his deep understanding of risk management and finance; and his involvement in executive leadership.

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WILLIAM C. DUNKELBERG, Ph.D.
Independent Director Committees: Audit Director since: February 2011 Age: 78

Dr. Dunkelberg has served as one of our independent directors since February 2011. Dr. Dunkelberg served as the chair of the board of directors of Liberty Bell Bank, a publicly-traded commercial bank chartered in New Jersey, from July 2005 until 2018, and as member of the audit committee from 2003. Dr. Dunkelberg serves as a Professor Emeritus in the College of Liberal Arts at Temple University in Philadelphia after having served as Professor of Economics from 1987 to his retirement in 2012 and as Dean of the School of Business and Management from 1987 to 1994. He has served as chief economist for the National Federation of Independent Business, a nonprofit industry association representing small and independent businesses, since 1973.  Dr. Dunkelberg was a consultant to the National Federation of Independent Business from 1970 until he accepted the position as chief economist. He served as Economic Strategist for Boenning & Scattergood, an independent investment banking firm, from April 2009 to June 2016. He co-founded Wireless Energy Solutions, a private company, in July 2009, and continues to serve on its board of directors. He previously served as a member of the board of directors of NCO Group, Inc., a public provider of business process outsourcing solutions, from 2000 until the company was sold in November 2006.  Dr. Dunkelberg holds a Bachelor of Arts, a Master of Economics and a Doctor of Philosophy in Economics, each from the University of Michigan in Ann Arbor.

Key Attributes, Experiences and Skills: Dr. Dunkelberg was selected to serve on our Board primarily because of his expertise in economics, banking and capital markets, and his experience as a director of both public and private companies.

LISA WASHINGTON
Independent Director Director since: January 2021 Age: 53

Lisa Washington has served as one of our independent directors since January 2021. Ms. Washington is Chief Legal Officer (“CLO”) and a Senior Vice President of WSFS Financial Corporation (NASDAQ: WSFS), the financial services holding company of Wilmington Savings Fund Society, a position which she has held since September 2019. In addition, Ms. Washington serves as Chair of the Board of JEVS Human Services, Inc., a not-for-profit social service organization, and is also a Board Member and Secretary of the Rosenbach Museum & Library in Philadelphia. From July 2018 to September 2019, Ms. Washington served as a legal advisor and consultant through Washington Consulting, LLC to Atlas Energy Group, LLC, an energy exploration and production company. From February 2012 until July 2018, Ms. Washington served as the CLO and Secretary of Atlas Energy Group, LLC. Ms. Washington served as CLO and Secretary at the general partner of Atlas Energy, L.P., from January 2006 until February 2015. From September 2016 to July 2018, she served as the Vice President, CLO and Secretary of Titan Energy, LLC, a publicly traded exploration and production company, and before that was Vice President, CLO and Secretary of Titan’s predecessor, Atlas Resource Partners, L.P. Ms. Washington also held the same titles at the general partner of Atlas Pipeline Partners, L.P., a publicly-traded master limited partnership that provided natural gas gathering and processing services from 2005 until February 2015. Ms. Washington served as CLO and Secretary of the general partner of Atlas Growth Partners, L.P. since its inception in 2013 until July 2018. From 1999 to 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP. Ms. Washington holds a J.D. from the University of Pennsylvania Law School, an M.B.A. in Public Policy and Finance from The Wharton School, and an A.B. in Comparative Literature from Princeton University.

Key Attributes, Experiences and Skills: Ms. Washington was selected to serve on our Board because of her expertise in corporate governance and risk management for public companies and her extensive experience and involvement in executive leadership.

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MELINDA H. McCLURE
Lead Independent Director Committees: Nominating & Governance (chair), Compensation Director since: June 2017 Age: 53 Other Public Company Boards: Arlington Asset Investment Corp.

Ms. McClure has served as one of our independent directors since June 2017. She is Executive Vice President and head of Strategic Planning for Old Dominion National Bank, a community bank headquartered in the Greater Washington region. She was the CEO of VisionBank (in Organization) from February 2018 until August of 2019. She served from 2006 to 2018 as the principal shareholder of Democracy Funding LLC, a registered broker-dealer and its affiliates focused on providing capital markets and advisory services to government agencies including the United States Department of Treasury and the Federal Deposit Insurance Corporation as well as to private sector financial services and real estate companies. Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C. from its inception in 2005 to its sale to UnitedBank in 2016. While a director of the Bank of Georgetown she served as the chairman of the strategic planning committee, and as a member of the compensation committee. Ms. McClure served in numerous positions at FBR & Co, an investment bank, from 1991 to 2006 including, as senior managing director of investment banking where she focused on providing capital markets and advisory services to middle market financial services and real estate companies. She earned her Bachelor of Arts Degree from the University of Richmond.

Key Attributes, Experiences and Skills: Ms. McClure was selected to serve on our Board because of her extensive leadership experience in the asset management, financial services, and real estate industries.

MACK D. PRIDGEN III
Independent Director Committees: •Audit, •Compensation Director since: September 2015 Age: 71

Mr. Pridgen has served as one of our independent directors since September 2015 when he joined the Board upon the consummation of our acquisition of Trade Street Residential, Inc. (“TSRE”) in accordance with the merger agreement relating to the TSRE acquisition. From June 2012 to September 2015, Mr. Pridgen served as a director of TSRE, including service as chair of the board and the audit committee and as a member of the nominating and corporate governance committee. From October 2007 until February 2015, Mr. Pridgen served on the board of directors of AmREIT, a shopping center REIT, serving as audit committee chair and a member of the executive committee and the pricing committee. From 1997 until March 2007, Mr. Pridgen served as General Counsel, Vice President and Secretary of Highwoods Properties, Inc. (NYSE:HIW), a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with the law firm of Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for 15 years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law.

Key Attributes, Experiences and Skills: Mr. Pridgen was selected to serve on our Board because of his knowledge and experience in the area of accounting and tax, with a focus on REITs and his experience as a former executive with a publicly-traded REIT, as well as his familiarity with TSRE’s portfolio and the multi-family business more generally.

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DEFOREST B. SOARIES, JR., D. MIN
Independent Director Committees: Compensation (Chair), Nominating & Governance Director since: February 2011 Age: 69 Other Public Company Boards: Ocwen Financial Corporation

Dr. Soaries has served as one of our independent directors since February 2011. Dr. Soaries has served as a director for the Federal Home Loan Bank of New York since January 2009, a position which he previously held from February to December 2003. In this capacity, he served on the affordable housing committee that reviews and approves housing development projects for government funding. Since 1990, he has served as the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey, where he currently leads a congregation of 7,000 members. Since January 2015, he has served as a director on the board of directors, or the Ocwen board, of Ocwen Financial Corporation (NYSE: OCN), a publicly traded financial services holding company, and serves as a member of the audit committee of the Ocwen board. From 2004 to 2005, he served as the first chair of the U.S. Election Assistance Commission (EAC), appointed by former President George W. Bush and confirmed by the U.S. Senate. From 1999 to 2002, Dr. Soaries served as Secretary of State of New Jersey. In this capacity, he served for three years on the Governor’s Urban Coordinating Council that guided state policy on real estate development, most of which was apartment real estate development. Dr. Soaries was a professor at the Drew University Theological School in Madison, New Jersey from 1997 to 1999, Kean University in Union, New Jersey from 1993 to 1994 and Princeton Theological Seminary in Princeton, New Jersey from 1992 to 1993 and an assistant professor at Mercer County Community College in Trenton, New Jersey from 1989 to 1991. He has led the development, ownership, conversion and management of several apartment projects as a community development executive. Dr. Soaries holds a Bachelor of Arts in Urban and Religious Studies from Fordham University in Bronx, New York, a Master of Divinity from Princeton and a Doctor of Ministry from United Theological Seminary in Dayton, Ohio.

Key Attributes, Experiences and Skills: Dr. Soaries was selected to serve on our Board primarily because of his diverse background in banking, community development, apartment properties, government and as a director of the Federal Home Loan Bank of New York.

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Corporate Governance Documents

Our shares of common stock are listed on the NYSE under the symbol “IRT” and we are subject to the NYSE’s listing standards.  We have adopted corporate governance guidelines and charters for our Audit, Compensation and Nominating Committees in compliance with NYSE listing standards.

The following key governance documents are available on our website at www.irtliving.com:

KEY CORPORATE GOVERNANCE DOCUMENTS

• Corporate Governance Guidelines • Audit Committee Charter • Compensation Committee Charter • Nominating and Governance Committee Charter • Clawback Policy	• Stock Ownership Guidelines • Section 16 Reporting Compliance Procedures • Code of Ethics • Whistleblower Policy • Insider Trading Policy

These documents are also available free of charge by writing to Independence Realty Trust, to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 or by calling Ms. Norman at (267) 270-4800. No information contained on the Company’s website is part of or incorporated into this Proxy Statement.

Director Independence and Independence Determinations

None of our directors qualifies as independent unless our Board affirmatively determines that the director has no direct or indirect material relationship with us. Our Corporate Governance Guidelines define independence in accordance with the independence standards established by the NYSE and require our Board to review the independence of all directors at least annually. Our Board has affirmatively determined that six of our seven directors are independent under NYSE standards, specifically: Dr. Dunkelberg, Mr. Gebert, Ms. McClure, Mr. Pridgen, Dr. Soaries and Ms. Washington. In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Leadership Structure

Our Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between Board and management. Our Board has no policy in principle with respect to the separation of the offices of Chair and Chief Executive Officer. From January 2011 to February 2013, these offices were separated with Mr. Schaeffer serving as Chair. Since February 2013, Mr. Schaeffer has served as both Chair and Chief Executive Officer. Our Board considered Mr. Schaeffer’s significant experience in all aspects of our business as part of its rationale for deciding to combine the roles of Chair and Chief Executive Officer. Our Board believes that our current leadership structure is appropriate at this time because the structure enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for us and because our Board believes its governance processes, as reflected in our Corporate Governance Guidelines and Board committee charters, preserve Board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management. To further preserve Board independence, our Corporate Governance Guidelines require the independent directors to appoint a Lead Independent Director if the role of the Chair is combined with that of the Chief Executive Officer. Our Lead Independent Director further enhances the Board’s leadership structure and effectiveness by focusing on the Board’s processes and priorities, and facilitating independent oversight of management. The Lead Independent Director promotes open dialogue among the

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independent and non-management directors during Board meetings, at executive sessions without the presence of the Chief Executive Officer, and between Board meetings.

Executive Sessions of Non-Management Directors

Our Board holds regular executive sessions of non-management directors. In addition, our corporate governance guidelines provide that the independent directors will meet in executive session on a regularly scheduled basis, but not less frequently than quarterly. Our Corporate Governance Guidelines provide that the Lead Independent Director shall preside at these meetings.

Lead Independent Director

Our Corporate Governance Guidelines provide that when the positions of Chair and Chief Executive Officer are combined, the independent directors shall annually appoint an independent director to serve as Lead Independent Director for a one-year term and until his or her successor is appointed. The Lead Independent Director will preside at any meeting of the Board at which the Chair is not present, including at executive sessions for independent and non-management directors, at meetings or portions of meetings on topics where the Chair or the Board raises a possible conflict, and when requested by the Chair.  The Lead Independent Director may call meetings of the independent and non-management directors or of the Board, at such time and place as he or she determines.

The Lead Independent Director will approve Board meeting agendas and schedules for each Board meeting, and may add agenda items in his or her discretion. The Lead Independent Director will have the opportunity to review, approve and/or revise Board meeting materials for distribution to and consideration by the Board; will facilitate communication between the Chair and Chief Executive Officer and the independent and non-management directors, as appropriate; will be available for consultation and communication with stockholders where appropriate; and will perform such other functions as the Board may direct.

Communications with our Independent Directors and Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our independent directors may directly contact such directors by delivering correspondence in care of our Secretary at our principal executive offices at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103. In addition, stockholders may send communications to our Board by sending them to in care of our Secretary.  The Secretary will forward these communications to the Chair of the Audit Committee, who will distribute them to the directors to whom the communications are addressed or as the subject matter warrants. If a stockholder prefers to raise concerns in a confidential or anonymous manner, the concern may be sent in care of our Compliance Officer at our principal executive offices.

Limits on Service on Other Boards

In our Corporate Governance Guidelines, our Board recognizes its members benefit from service on the boards of other companies. The Board encourages this service but also believes it is critical that our directors have the opportunity to dedicate sufficient time to their service on IRT’s Board. To this end, our Corporate Governance Guidelines provide that our directors may not serve on more than two other public company boards (excluding the Board) without the Board’s consent. None of our directors currently serve on more than one other public company board.

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Director Tenure

Our directors are elected annually. Our Board does not believe it should establish term limits for directors, as it believes term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. Instead the Board prefers to rely upon the evaluation procedures described below as the primary method of ensuring each director continues to act in a manner consistent with the best interests of the Company, its stockholders, and the Board.

Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the anticipation, identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, among other things, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Our Audit Committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax (including compliance with REIT rules), accounting, disclosure, internal control over financial reporting, cybersecurity, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.  In addition, the Audit Committee oversees the Company’s enterprise risk management practices to ensure that the Company is equipped to anticipate, identify, prioritize, and manage material risks to the Company Our Compensation Committee oversees risks associated with our executive compensation programs and arrangements, including incentive plans. Our Nominating Committee oversees risks associated with leadership, succession planning and talent development; and corporate governance.

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RISK OVERSIGHT RESPONSIBILITIES OF THE BOARD AND ITS COMMITTEES

Code of Ethics

We maintain a code of ethics for our directors, officers and employees in compliance with NYSE listing standards and the definition of a “code of ethics” set forth in applicable rules of the Securities and Exchange Commission, or SEC. The code of ethics reflects and reinforces our commitment to integrity in the conduct of our business. Any waiver of the code of ethics for executive officers or directors may only be made by a majority vote of the disinterested directors or by the Audit Committee, acting as the Board’s “conflicts of interest” committee; and any waiver will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers of our code of ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website at

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www.irtliving.com.

Hotline Submissions

Our Audit Committee has established procedures, set forth in our code of ethics, for the submission of complaints about our accounting or auditing matters. These procedures include a hotline for the anonymous and confidential submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or auditing matters will be reported to the Chair of our Audit Committee. Our current hotline number is (844) 348-1579.

Board and Committee Meetings; Attendance

Our Board held 13 meetings during 2020. Our Board currently has a standing Audit Committee, Compensation Committee and Nominating Committee. Agendas, schedules, and information distributed for meetings of Board committees are the responsibility of the respective Committee Chairs. All directors may request agenda items, additional information, and/or modifications to schedules as they deem appropriate, both for the Board and the committees on which they serve.

The table below provides 2020 membership and meeting information for each of these committees:

Board Member	Audit	Compensation	Nominating
Scott F. Schaeffer*
William C. Dunkelberg, Ph.D	X
Melinda H. McClure**		X	Chair
Mack D. Pridgen III	X	X
DeForest Soaries, Jr., D.Min		Chair	X
Richard D. Gebert	Chair		X
Meetings held in 2020	10	5	5

*Chair of the Board

**Lead Independent Director

In 2020, all of the then-servicing directors attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by committees of the Board on which he or she served. Our Corporate Governance Guidelines provide that our directors are expected to attend our annual meeting of stockholders. All of our then-serving directors attended our 2020 annual meeting of stockholders.

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Audit Committee

Each member of our Audit Committee is independent under NYSE standards and SEC regulations and each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Audit Committee. Mr. Gebert is the Audit Committee Chair is qualified as an “audit committee financial expert” within the meaning of SEC regulations. Our Board reached its conclusion as to the qualifications of Mr. Gebert based on his education and experience in analyzing financial statements of a variety of companies.

Our Audit Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE AUDIT COMMITTEE RELATE TO OVERSIGHT OF:

•      our accounting and the integrity of our consolidated financial statements and financial reporting process;

•      our systems of disclosure controls and procedures and internal control over financial reporting;

•      our compliance with financial, legal and regulatory requirements;

•      the qualifications, independence and performance of our independent registered public accounting firm;

•      the performance of our internal audit function;

•      our compliance with our code of ethics, including the review and assessment of related party transactions and the granting of any waivers to the code of ethics; and

•      risks and exposures as described above under “Risk Oversight.”

Our Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. The Audit Committee has adopted audit and non-audit services pre-approval guidelines.

Our Board has delegated oversight of compliance with our code of ethics to the Audit Committee, including the review of related party transactions and the granting of waivers to the code of ethics. If the Audit Committee grants any waivers to the code of ethics for any of our executive officers and directors, we will promptly disclose such waivers as required by law or NYSE regulations.

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Compensation Committee

Each member of our Compensation Committee is independent under NYSE standards. The charter of our Compensation Committee requires such independence as a condition to continued membership on the Compensation Committee. Dr. Soaries is the Compensation Committee Chair. Our Compensation Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE COMPENSATION COMMITTEE INCLUDE:

•      reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

•      reviewing and approving the compensation of the Named Executive Officers;

•      reviewing and approving our executive compensation policies and plans;

•      administering our incentive compensation equity-based plans, including our Long Term Incentive Plan, or the LTIP;

•      producing a report on executive compensation to be included in our annual proxy statement;

•      reviewing and approving compensation for non-employee directors.

Our Compensation Committee retained Semler Brossy Consulting Group as its consultant for 2020. We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis – Role of Compensation Consultant” later in this proxy statement.

Nominating Committee

Each member of our Nominating Committee is independent under NYSE standards. The charter of our Nominating Committee requires such independence as a condition to continued membership on the Nominating Committee. Ms. McClure is the Nominating Committee Chair. Our Nominating Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE NOMINATING COMMITTEE INCLUDE:

•      identifying qualified candidates for election as directors and recommending to the Board nominees for election as directors at the annual meeting of stockholders or for appointment to fill vacancies;

•      developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•      making recommendations to the Board on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

•      overseeing the evaluation of the Board, its committees and management; and

•      annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those

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vacancies and, if applicable, considers various potential director candidates. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee seeks to make its recommendations for director nominees for each annual meeting to the Board by the end of the first quarter each year.

The Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. The Nominating Committee seeks to ensure that the membership of the Board and each committee of the Board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide directors who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the Nominating Committee may look for in any particular director nominee depends on the qualifications, qualities, experience and skills of the rest of the directors at the time of any vacancy on the Board.

However, the Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the Board and the needs of our business. In 2021, consistent with its overall views with respect to diversity and in order to formalize our practice, the Nominating Committee enhanced our Corporate Governance Guidelines and the Charter of our Nominating Committee by amending such documents to specifically require that diverse candidates, based on ethnicity and gender, be included in the initial pool for any external search for director candidates. In addition, any search firm used for conducting any such searches is required to include such candidates in its initial pool of candidates. The Nominating Committee, in consultation with the Board, will regularly review the changing needs with respect to the skills and experience of Board members.

The Nominating Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the Nominating Committee considers the attributes of the candidate and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Director Nominations.”

Board, Committee and Director Evaluations

Recognizing the importance of a rigorous self-evaluation process to allow boards to assess their performance and identify and address any potential gaps in the boardroom, our Board conducts an annual self-assessment of the performance of the Board, its committees and individual directors. The Chair of the Nominating Committee is responsible for leading the evaluation process, which takes place in advance of the annual consideration of director nominees. In the fourth quarter of 2020, the Chair of the Nominating Committee reviewed with the Board results of the most recent self-assessments. This annual evaluation process provides a way to monitor progress in certain areas targeted for improvement from year to year and to identify opportunities to enhance Board and committee effectiveness. The assessments confirm whether the current Board leadership and structure continue to be optimal for us and are an important factor taken into account by the Nominating Committee in making its recommendations to the Board regarding director nominees. As part of the evaluation process, each committee reviews its charter annually.

Stockholder Engagement

We believe that strong corporate governance should include regular engagement with our stockholders to enable us to understand and respond to stockholder concerns. Our senior management team, including our Chair

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and Chief Executive Officer and Chief Financial Officer and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings and other channels for communication, to understand their concerns. In 2020, senior management held 132 meetings with institutional investors and research analysts, including, 2 non-deal roadshows and 4 investor conferences.

Corporate and Social Responsibility

We strive to create better places for our residents, neighbors and employees to work and live. We support our employees by investing in training, mentoring and continuing education opportunities, and we promote their health and productivity by providing them and their families with a robust benefits package. We enhance our resident living experience by improving their living environment through robust property management and on-site upgrades, and engaging with our residents through frequent satisfaction surveys and community events. We seek at all times to conduct our business and affairs in accordance with the highest standards of ethical conduct and in compliance with applicable laws, rules and regulations and we expect our partners and vendors to uphold the same standards. We support charities which aim to fight poverty and reduce homelessness.

Environmental and Sustainability Commitments

We are committed to establishing sustainable practices within our office and clubhouse environments and throughout our communities to reduce our impact on the environment and lower operating costs. In order to achieve our commitment, we seek out cost-effective opportunities to reduce our consumption, conserve water and use energy efficiently.

Stock Ownership Requirements

We have adopted stock ownership requirements for our non-employee Directors and our executive officers. The ownership requirements are to be satisfied six years after the later of (i) their election or appointment as a director or executive officer, as applicable, or (ii) April 1, 2018, the date we adopted the requirements. The requirements provide for a minimum beneficial ownership target of the Company’s common shares, as a multiple of the annual cash retainer, in the case of non-employee Directors, and base salary, in the case of executive officers, as follows:

POSITION	MINIMUM SHARE OWNERSHIP
Non-Employee Directors	5 times cash retainer
Chief Executive Officer	5 times annual salary
Other Executive Officers	3 times annual salary

All non-employee Directors and executive officers are in compliance with these stock ownership guidelines, as they have either met the minimum share ownership requirements or they have not yet reached the date by which such requirements must be satisfied.

Anti-Hedging Policy

We do not consider it appropriate for any of our officers, directors or employees to enter into speculative transactions in our securities that are designed to hedge or offset any decrease in market value of our securities. As the result, we prohibit officers, directors or employees from purchasing puts, calls, options or other derivative securities based on our securities. The policy also prohibits hedging or monetization transactions, such as zero-cost

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collars and forward sale contracts. Officers, directors and employees may also not purchase our securities on margin, borrow against any account in which our securities are held or otherwise pledge our securities.

Clawback Policy

Our Compensation Committee has adopted a Clawback Policy which applies to our executive officers. Under this policy, if the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee will seek to recover incentive compensation erroneously awarded during the three-year period preceding the publication of the restated financial statement, except to the extent the Committee determines that it would be impracticable, inequitable or otherwise inappropriate under the circumstances to do so. The method of recovery of erroneously awarded compensation will be determined by the Compensation Committee.

Additional Governance Matters

We do not have a shareholder rights plan, sometimes referred to as a poison pill. In addition, our Board has by revocable resolution exempted business combinations between us and any other person from the super-majority voting and other restrictions of the Maryland Business Combination Act.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the Selection of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP was first engaged as our independent registered public accounting firm in 2014 and has audited our financial statements for calendar year 2014 through and including calendar year 2020.

In selecting KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, our Audit Committee considered a number of factors, including: (i) the professional qualifications of KPMG LLP, the lead audit partner and other key engagement team members; (ii) the performance and independence of KPMG LLP; (iii) the quality of the Audit Committee’s ongoing discussions with KPMG LLP, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of KPMG LLP’s fees in light of our size and complexity.

Although stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of all votes cast on the matter.

The Board unanimously recommends a vote FOR Proposal 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2021.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2020	2019
Audit Fees(1)	$545,000	$555,000
Audit-Related Fees(2)	232,250	270,000
Tax Fees(3)	172,760	163,500
Total	$950,010	$988,500
(1)

Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

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(2)	Audit-related fees consist of fees to review registration statements and for the issuance of comfort letters associated with the issuance of our common shares.
(3)	Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit-related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule.

Audit Committee Report

The Audit Committee has reviewed and discussed our 2020 audited financial statements with our management; has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or PCAOB; and has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence relative to us.  Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the 2020 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.  This report is made by the undersigned members of the Audit Committee.  This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

AUDIT COMMITTEE

Richard D. Gebert, Chair

William C. Dunkelberg

Mack D. Pridgen III

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned, as of March 25, 2021, by (i) each person known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all directors and executive officers as a group. All percentages have been calculated as of March 25, 2021 and are based upon 102,037,422 shares of common stock outstanding at the close of business on such date (unless otherwise indicated). Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Nature of Ownership	Percent of Class
Common Stock	BlackRock, Inc.	17,301,397	(2)	16.99%
Common Stock	The Vanguard Group, Inc.	10,793,867	(3)	10.60%
Common Stock	AllianceBernstein L.P.	6,184,559	(4)	6.07%

Common Stock	Directors:
	Scott F. Schaeffer	408,106	(5)	*
	William C. Dunkelberg	38,391		*
	Melinda H. McClure	19,925		*
	Mack D. Pridgen III	64,977		*
	DeForest B. Soaries, Jr	38,340		*
	Richard D. Gebert	19,925		*
	Lisa Washington	-		*

	Non-Director Executive Officers:
	James J. Sebra	133,078	(6)	*
	Farrell M. Ender	154,474	(7)	*
	Jessica K. Norman	9,342	(8)	*
	Jason R. Delozier	13,491	(9)	*

	All directors and executive officers as a group:
	(11 persons)	900,049		*

*Does not exceed 1%

(1)	Unless otherwise indicated, the business address of each person listed is 1835 Market Street, Philadelphia, Pennsylvania 19103.
(2)

Based solely on an Amendment to Schedule 13G, or the BlackRock 13G, filed with the SEC on January 25, 2021 by BlackRock Inc., or BlackRock. The BlackRock 13G reports that BlackRock beneficially owns 17,301,397 shares of our common stock, has sole power to vote or direct to vote 17,056,504 shares of our common stock and sole power to dispose of or to direct the disposition of 17,301,397 shares of our common stock. The BlackRock 13G reports that BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns more than 5% of the outstanding shares of our common stock and such shares are included in the shares reported in the BlackRock 13G. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

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(3)

Based solely on an Amendment to Schedule 13G, or the Vanguard 13G, filed with the SEC on February 10, 2021 by The Vanguard Group Inc., or Vanguard Group. The Vanguard 13G reports that Vanguard Group beneficially owns 10,793,867 shares of our common stock, has sole power to vote or direct to vote no shares of our common stock, shared power to vote or direct to vote 294,317 shares of our common stock, sole power to dispose of or to direct the disposition of 10,431,815 shares of our common stock and shared power to dispose or to direct the disposition of 362,052 shares of our common stock. The business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Based solely on an amendment to Schedule 13G, or the Alliance 13G, filed with the SEC on February 8, 2021 by AllianceBernstein L.P., or AllianceBernstein. The Alliance 13G reports that AllianceBernstein beneficially owns 6,184,559 shares of our common stock, has sole power to vote or direct to vote 5,596,354 shares of our common stock and sole power to dispose of or to direct the disposition of 6,184,559 shares of our common stock. The Alliance 13G reports that AllianceBernstein is a majority owned subsidiary of AXA Equitable Holdings, Inc. The business address of AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

(5)	Includes 369,248 common shares directly held by Mr. Schaeffer and 38,858 unvested restricted common shares.
(6)	Includes 118,256 common shares directly held by Mr. Sebra and 14,822 unvested restricted common shares.
(7)	Includes 138,931 common shares directly held by Mr. Ender and 15,543 unvested restricted common shares.
(8)	Includes 6,842 common shares directly held by Ms. Norman and 2,500 unvested restricted common shares.
(9)	Includes 10,157 common shares directly held by Mr. Delozier and 3,334 unvested restricted common shares.

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NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of our executive officers who are not also directors. For our executive officer who is also a director, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Directors—Names of Directors, Principal Occupations and Other Information.”

James J. Sebra, age 45, has served as our Chief Financial Officer since May 2012 and our treasurer since January 2011. Mr. Sebra also served as the chief financial officer and treasurer of RAIT from May 2012 to March 2017 and as the senior vice president-finance and chief accounting officer of RAIT from May 2007 to May 2012. Mr. Sebra joined RAIT in connection with its acquisition of Taberna Realty Finance Trust, or Taberna, and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006. Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from 2004 to 2005. From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms. Mr. Sebra is presently an Adjunct Professor of Finance at Villanova University, a position he has held since 2011. Since January 2018, Mr. Sebra has also been a board member of Elwyn, a human services nonprofit organization. Mr. Sebra holds a Bachelor of Science in Accounting from Saint Joseph’s University and a Master of Business Administration from Villanova University.  Mr. Sebra is a Certified Public Accountant in Pennsylvania.

Farrell M. Ender, age 45, has served as our President since August 2014. Mr. Ender also served as the President of Independence Realty Advisors, LLC, or IRA, our former external advisor, from April 2013 to December 2016, as Senior Vice President of RAIT, the parent of IRA and our then largest stockholder, from October 2007 through December 2014 and as Vice President of RAIT from October 2002 through October 2007. His experience includes acquisition, property management, construction management and disposition of apartment properties. In his capacity as Senior Vice President of RAIT, Mr. Ender was responsible for investing and structuring both debt and equity financing in commercial real estate properties for RAIT. During that time period, Mr. Ender invested over $1.2 billion on behalf of RAIT of which $833 million was directed into 65 apartment properties containing over 14,000 units. Previously, as a Vice President in RAIT’s underwriting department, Mr. Ender was responsible for performing due diligence and underwriting for approximately $300 million of investments. Before joining RAIT, from 1999 to 2002 Mr. Ender held various real estate positions at Wachovia/Maher Partners, The Staubach Company and Toll Brothers. Mr. Ender received a BBA with a major in finance from James Madison University.

Jessica K. Norman, age 39, has served as our General Counsel since May 2019 and our Secretary since June 2017.  Prior to her appointment as our General Counsel, Jessica served as Executive Vice President – Corporate Counsel for IRT, a role which she held since joining us in December 2016 in connection with our management internalization, and Managing Director – Corporate Counsel for RAIT, our external advisor, from November 2013 through December 2016. While employed at RAIT, Ms. Norman was primarily responsible for overseeing legal matters affecting IRT, including the acquisition of our portfolio of apartment properties, our debt financings, and our transformative merger with Trade Street Residential. Prior to joining RAIT, Ms. Norman was in private practice from 2006 through 2013 at Drinker Biddle & Reath LLP, Klehr Harrison Harvey Branzburg LLP and Dechert LLP. During her tenure in private practice, Ms. Norman represented public and private clients in a variety of commercial real estate and financial transactions. Ms. Norman holds a Bachelor of Science in Business and Economics from the University of Pittsburgh, as well as a Juris Doctorate and a Master of Business Administration from Temple University.

Jason R. Delozier, age 37, has served as our Chief Accounting Officer since February 2018 and as our Controller since June 2017. Prior to joining IRT, Mr. Delozier was the Controller at RAIT Financial Trust, a publicly traded REIT and IRT’s former advisor, from September 2015 to June 2017. Previously, Mr. Delozier was Director of Financial Reporting at Ascensus, Inc., a private-equity owned financial services provider, from May 2013 to September 2015. From 2005 to 2013, Mr. Delozier worked for KPMG LLP, a national public accounting firm, serving a variety of public and private financial institution clients. Mr. Delozier is a Certified Public Accountant in Pennsylvania and holds a Bachelor of Science in Accounting from Widener University.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

2021 Proxy Statement | 34

Compensation Discussion and Analysis

Executive Summary

Our CD&A describes our executive compensation philosophy and objectives, our executive compensation program enacted to achieve those objectives and the compensation decisions made in 2020 under the program for our named executive officers (the “Named Executive Officers”), who for 2020 were:

•	Mr. Schaeffer, our Chair and Chief Executive Officer;
•	Mr. Sebra, our Chief Financial Officer and Treasurer;
•	Mr. Ender, our President;
•	Ms. Norman, our Executive Vice President and General Counsel; and
•	Mr. Delozier, our Chief Accounting Officer.

We believe our executive compensation policies and procedures are focused on long-term performance principles and are closely aligned with stockholder interests. Our executive compensation program is also designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to both company and individual performance so that a portion of each executive’s compensation is tied directly to stockholder value.

Compensation Governance Practices

We seek to maintain pay practices that foster good governance, which are demonstrated by:

WHAT WE DO:	WHAT WE DON’T DO:

✓ Commit to oversight, evaluation and continuous improvement of our executive pay design and administration by an independent Compensation Committee consisting entirely of independent directors.

✓ Target executive compensation mix to favor performance-based compensation.

✓ Measure executive compensation levels and targets against other similarly-sized REIT companies, both in and outside the multifamily space.

✓ Utilize key measures tied to operational, financial and share performance.

✓ Benchmark compensation against our identified peer group.

✓ Maintain a “double trigger” requirement for vesting of outstanding equity awards upon a change of control.

✓ Engage an independent compensation consulting firm to advise on appropriate pay practices.

✓ Maintain stock ownership requirements for executive officers and non-employee directors.

✘ Provide excessive perks to executive officers.

✘ Provide for excise tax gross-ups to executives.

✘ Guarantee annual salary increases or bonuses.

✘ Pay dividends or dividend equivalents on unearned performance shares.

✘ Employ pay practices which incentivize excessive risk taking.

✘ Allow hedging or pledging of Company stock.

✘ Guarantee minimum cash or equity incentive payouts.

✘ Re-price stock options without stockholder approval.

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Elements & Objectives of Our Compensation Program

We seek to attract and retain key executives, including the Named Executive Officers, by motivating them to achieve a high level of performance and rewarding them for that performance.

2020 Element of Pay (% of average Named Executive Officer target pay)	Overview	Key Performance Metrics/Details

Base Salary

▪Annual fixed cash compensation meant to attract and retain executives by balancing at-risk compensation

▪Not intended to compensate individuals for extraordinary performance or for above-average performance by IRT

Reviewed annually by the Compensation Committee with reference to the peer group as well as level of experience, job performance, and long-term tenure and potential
Annual Cash Bonus Award ▪Annual cash compensation linked to objective and quantitative annual business results and subjective individual performance as assessed by the committee

Objective Performance Criteria (75%)

▪CORE FFO per share (40%)

▪Same Store NOI Growth (20%)

▪Operating Margin (15%)

▪G&A % of Revenue (15%)

▪Net-Debt-to-EBITDA (10%)

Subjective Criteria (25%)

▪Based on several factors
(see page 38 for detail)

Equity-Based Awards

▪Performance-based long-term equity intended to encourage value creation directly aligned with the shareholder experience

▪Time-based long-term equity intended to recruit and retain employees while aligning with the shareholder experience

Performance-Based Equity ▪70% relative 3-year TSR and 30% Strategic Objectives Time-Based Equity ▪25% vests per year, subject to accelerated vesting for certain termination events

2020 Compensation Decisions

Base Salary

The general rationale behind our base salary decisions are discussed above in “Elements and Objectives of our Compensation Policies”. Specifically, the base salaries for the Named Executive Officers are intended to be competitive with base salaries for comparable positions at similarly sized REITs, which allows us to attract and retain

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first-class executive talent. The 2020 and 2019 base salaries of our Named Executive Officers are set forth in the table below:

Executive	2020 Base Salary	2019 Base Salary
Scott F. Schaeffer	$700,000	$700,000
James J. Sebra	$400,000	$400,000
Farrell M. Ender	$400,000	$400,000
Jessica K. Norman	$300,000	$225,000
Jason R. Delozier	$275,000	$245,000

2020 Cash Bonus Awards

The Compensation Committee maintains an annual cash bonus plan to incentivize the Named Executive Officers to produce a high level of operational performance by explicitly linking the majority of their annual bonuses to certain objectives and formulaic metrics that the Compensation Committee believes are important drivers in the creation of shareholder value, while also rewarding more subjective elements of each Named Executive Officer’s performance through a subjective component. This program establishes a target cash bonus award level for each Named Executive Officer composed of two components, as described below:

•

“Objective/Formulaic Component” – the objective/formulaic component of the cash bonus award that may be earned by each Named Executive Officer will be determined by IRT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below.

•	“Subjective Component” – the subjective component of the cash bonus award may be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance.
•	Allocation of Components and Calculation of the 2020 Cash Bonus Awards – the 2020 cash bonus awards were allocated 75% to the objective/formulaic component and 25% to the subjective component.

CASH BONUS AWARD RANGES

The individual 2020 cash bonus award ranges, as a percentage of base salary for Threshold, Target and Maximum performance levels for the Named Executive Officers set forth below was as follows:

	2020	2020 Cash Bonus Ranges
	Base	% of Base Salary			Dollar Value
Executive	Salary	Threshold	Target	Maximum	Threshold	Target	Maximum
Scott F. Schaeffer	$700,000	100%	179%	250%	$700,000	$1,253,000	$1,750,000
James J. Sebra	$400,000	50%	100%	150%	$200,000	$400,000	$600,000
Farrell M. Ender	$400,000	50%	100%	150%	$200,000	$400,000	$600,000
Jessica K. Norman	$300,000	50%	100%	150%	$150,000	$300,000	$450,000
Jason R. Delozier	$275,000	27.5%	55%	82.5%	$75,625	$151,250	$226,875

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OBJECTIVE/FORMULAIC PERFORMANCE CRITERIA

The objective performance measures and relative weightings established by the Compensation Committee for purposes of the 2020 cash bonus award program, as well as the actual 2020 performance outcomes for these measures, are shown below (see “Cash Bonus Outcomes” section below for resulting payouts):

Metric(1)	Weighting	Threshold	Target	Maximum	2020 Actual
CORE FFO per share	40%	$0.79	$0.81	$0.82	$0.80
Same Store NOI Growth	20%	4.0%	4.75%	5.5%	3.1%
Operating Margin	15%	60.0%	60.9%	61.8%	60.7%
G&A % of Revenue	15%	5.1%	4.9%	4.7%	4.8%
Net-Debt-to-EBITDA	10%	9.1x	8.9x	8.7x	8.2x
(1)	See “Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures”

	2020 Cash Bonus Weighting and Payout Detail
		CEO		Other NEOs
Metric	Weighting	Final Weighting	Payout	Final Weighting	CFO Payout	Pres. Payout	GC Payout	CAO Payout
CORE FFO per share	40%	41%	$292,950	39%	$90,000	$90,000	$67,500	$34,031
Same Store NOI Growth	20%	0%	$0	0%	$0	$0	$0	$0
Operating Margin	15%	18%	$127,138	17%	$40,000	$40,000	$30,000	$15,125
G&A % of Revenue	15%	23%	$168,919	24%	$56,250	$56,250	$42,188	$21,270
Net-Debt-to-EBITDA	10%	18%	$131,250	20%	$45,000	$45,000	$33,750	$17,016

Totals		77%	$720,256	77%	$231,250	$231,250	$173,438	$87,441

All of these objective performance criteria are calculated in a manner consistent with how we disclose the metrics in our public reporting; provided that the Compensation Committee retains discretion to adjust the calculation of these metrics if it determines, due to unanticipated business developments, transactions or other factors affecting the calculation of such metrics, that such an adjustment would be appropriate or necessary to support the purposes of the program. Consistent with prior years, the Committee utilized a pro forma leverage ratio rather than actual leverage ratio when calculating the Net-Debt-to-EBITDA metric. While this adjustment had no effect on the 2020 performance outcome, the Compensation Committee felt this adjustment was appropriate to align calculations with prior years, when this adjustment was made to correct inherent incongruities with the leverage ratio performance metric caused by the timing of acquisitions and dispositions throughout the calendar year. See “Allocation of Components and Calculation of the 2020 Cash Bonus Award” above for a description of how the 2020 cash bonus awards were calculated.

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SUBJECTIVE CRITERIA

The subjective bonus award portion of the 2020 cash bonus award for each of the Named Executive Officer set forth below was based on the Compensation Committee’s subjective evaluation of the Named Executive Officer’s performance relative to achieving specified criteria established for 2020, which the Compensation Committee has determined are also important elements of each Named Executive Officer’s contribution to the creation of overall shareholder value. These individual elements on which certain of our Named Executive Officers were evaluated are as follows:

Named Executive Officer	Individual Subjective Performance Criteria
Scott F. Schaeffer	• Strategic planning • Leadership of the company • Board relations • Executing the business plan • Communication • Succession planning
James J. Sebra

•      Effectiveness in oversight of the accounting, tax and finance functions

•      Team development and succession

•      Strategic planning and supporting new initiatives

•      Investor and analyst outreach

•      Balance sheet management and financial flexibility

•      Effectiveness in oversight of technology development initiatives

Farrell M. Ender

•      Effectiveness in training, mentoring and developing personnel

•      Enhancing the portfolio through asset sales and acquisitions

•      Effectiveness in developing and promoting corporate culture

•      Improving asset quality through redevelopment initiatives

Jessica K. Norman

•      Effective oversight of legal and regulatory matters

•      Support new corporate and strategic initiatives

•      Identify and manage changing governance trends

•      Review and improve internal policies and procedures to manage for risk tolerance

•      Develop legal and property risk management personnel & improve efficiencies

•      Management of outside counsel relative to cost and effectiveness.

Jason R. Delozier

•      Leading and enhancing ongoing training/education among corporate and property accounting teams with a focus on continuous improvement

•      Connecting Philadelphia and Chicago teams through monthly training, periodic trips to and from for all members of the team, video conferencing, etc. Focusing on building a “rewarding” function for all team members

•      Improving efficiency of and reducing cycle time required to close the books

•      Overseeing enhancements to internal control environment to improve and strengthen management review controls

•      Participating in and supporting corporate and strategic operating initiatives

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With respect to the 2020 subjective performance criteria, the Compensation Committee analyzed the performance of the Named Executive Officers as compared to the subjective criteria discussed above. The Compensation Committee determined that Messrs. Sebra, Ender and Delozier and Ms. Norman achieved the specified individual criteria established for 2020 in a manner that the Compensation Committee found to be above-average particularly in light of the unique and unprecedented challenges stemming from the COVID-19 pandemic.  In doing so, the Compensation Committee noted that each Named Executive Officer achieved their goals relative to their individual performance criteria while successfully guiding the Company through social and economic turmoil created by the pandemic. Accordingly, the Compensation Committee determined that the cash bonus payouts to Messrs. Sebra, Ender and Delozier and Ms. Norman with respect to their 2020 subjective performance elements  should be at the maximum level. With respect to Mr. Schaeffer, the full Board (other than Mr. Schaeffer) conducted an evaluation of Mr. Schaeffer based on the above criteria and, based on a 5-point scale, with 5 being the highest, assigned Mr. Schaeffer a composite score of 4.5, which further supported the Compensation Committee’s decision to payout the subjective performance element of his cash bonus at the maximum level for 2020.

CASH BONUS OUTCOMES

Based on the combined objective and subjective results discussed above, the Compensation Committee awarded the Named Executive Officers cash bonuses equivalent to the relevant percentage of base salary, based on the achievement of each performance metric relative to the target for such performance metric. The 2020 cash bonus payout for each of the Named Executive Officers was as follows:

	2020 Cash Bonus Award
		Payout ($)					% of
Executive	Target ($)	Objective/Formulaic	+	Subjective	=	Combined	Target

Scott F. Schaeffer	$1,253,000	$720,256		$437,500		$1,157,756	92%
James J. Sebra	$400,000	$231,250		$150,000		$381,250	95%
Farrell M. Ender	$400,000	$231,250		$150,000		$381,250	95%
Jessica K. Norman	$300,000	$173,438		$112,500		$285,938	95%
Jason R. Delozier	$151,250	$87,441		$56,719		$144,160	95%

2020 Equity Awards

PERFORMANCE SHARE UNITS (PSUS)

PSUs account for 75% of the overall target equity to ensure that a meaningful portion of the total equity opportunity is tied to the achievement of performance objectives. PSUs are awarded based on the following criteria:

		Goal-Range
Performance Criteria	2020 Weighting	Threshold (0% of Target)	Target	Maximum (150% of Target)
Relative 3-year TSR	70%	30th percentile	50th percentile	75th percentile
Strategic Objectives	30%		Subjective

Relative 3-year TSR. For purposes of determining IRT’s achievement against the relative 3-year TSR metric, IRT’s TSR will be compared to the constituents of the FTSE NAREIT Apartment Index over the performance period,

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using the relative percentile ranking approach for all constituents that are included in that index over the full performance period.

Subjective Criteria. The subjective bonus award portion of the 2020 PSUs will be based on the Compensation Committee’s subjective evaluation of the Named Executive Officer’s performance over the performance period, which the Compensation Committee has determined are also important elements of each Named Executive Officer’s contribution to the creation of overall shareholder value.

Vesting. 50% of PSUs earned will vest on each of December 31, 2022 and December 31, 2023, in each case based on continued service through such dates and subject to accelerated vesting in certain cases, as described below under the heading “Additional Terms of 2020 PSU Awards.”

Dividends and Voting.  No dividend equivalents will be paid while the 2020 PSUs are subject to performance criteria. Once the performance period concludes, dividend equivalents will accrue on earned PSUs that remain subject to time vesting and those accrued amounts will be paid upon delivery of the shares to which they relate.  PSUs do not have any voting rights.

RESTRICTED STOCK UNITS (RSUS)

Time-based RSUs account for the remaining 25% of the 2020 equity awards.  In each case, these RSUs will vest 25% per year, subject to accelerated vesting upon termination without cause within one year following a change in control, death, disability and retirement (as defined below).  In each case, such accelerated vesting is conditioned upon the execution of a release of claims and, in the case of retirement, a non-compete and non-solicitation agreement with a duration of up to three years.  In addition, the employment agreements for the Named Executive Officers each provide for accelerated vesting of time-vested equity in the event of a termination without cause or resignation with good reason, and subject to the execution of a release of claims.

Dividend equivalents will be accrued with respect to 2020 RSU awards and paid upon delivery of the shares to which they relate.  RSUs do not have any voting rights.

NUMBER OF PSUS AND RSUS

The sizes of the 2020 equity awards were determined by the Compensation Committee based on the following intended individual award values:

			Performance-Based Award
Executive	Total Target Award	Time-Based Award	Threshold	Target	Maximum
Scott F. Schaeffer	$2,000,000	$500,000	$750,000	$1,500,000	$2,250,000
James J. Sebra	$800,000	$200,000	$300,000	$600,000	$900,000
Farrell M. Ender	$800,000	$200,000	$300,000	$600,000	$900,000
Jessica K. Norman	$300,000	$75,000	$112,500	$225,000	$337,500
Jason R. Delozier	$176,000	$44,000	$66,000	$132,000	$198,000

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The number of PSUs and RSUs awarded is set forth below and was determined by dividing the intended award value (at target, in the case of the PSUs) by $15.12, the volume weighted average of our closing stock price on the NYSE for the 20 trading days prior to March 2, 2020, the grant date.  Please note that the grant date fair value shown in the Summary Compensation Table for these awards is less than the amounts shown above due to differences in how the awards are measured for financial accounting purposes.

	Number of 2020
Executive	RSUs	Number of 2020 PSUs
Scott F. Schaeffer	33,063	99,189
James J. Sebra	13,225	39,675
Farrell M. Ender	13,225	39,675
Jessica K. Norman	4,959	14,878
Jason R. Delozier	2,909	8,728

ADDITIONAL TERMS OF THE 2020 PSU AWARDS

If a Named Executive Officer’s employment is terminated due to death, disability, termination without cause or resignation with good reason (which we refer to as a qualified termination) prior to the conclusion of the three-year performance period applicable to 2020 PSUs, then such performance period will be shortened to conclude at the end of the calendar quarter immediately preceding such qualified termination.  The number of PSUs earned (if any) will then be determined based on actual performance during the shortened performance period and will be pro-rated to reflect the portion of the original three-year performance period actually worked by the executive.  Such earned PSUs will not be subject to any additional time based vesting period.  In the case of a qualified termination after the performance period is complete, but before the additional time-based vesting period is complete, any earned PSUs shall become vested as of the date of such qualified termination.  The foregoing treatment upon a qualified termination is conditioned on the execution of a release of claims.

In the event of a Named Executive Officer’s “retirement” (as defined below) prior to the conclusion of the three-year performance period, 2020 PSUs will remain outstanding and be earned (or forfeited) based on actual performance during the full three-year performance period.  In that case, any earned 2020 PSUs will not be subject to further time-vesting requirements, but shares will not be deliverable in respect of those earned RSUs until the otherwise applicable time-vesting dates.  Similarly, if a Named Executive Officer’s retirement occurs after the performance period, shares will be delivered in earned 2020 PSUs on the otherwise applicable time-vesting dates.  The foregoing retirement treatment is conditioned on the Named Executive Officer (1) executing a release of claims, (2) entering into a non-compete and non-solicitation agreement with a duration of up to three years, and (3) providing at least six months advance notice of retirement.

“Retirement” is defined as the Named Executive Officer’s voluntary separation of employment following satisfaction of the “Rule of 70.”  The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with IRT or its related entities; (2) attainment of age 55 and (3) such Named Executive Officer’s combined age and service equals at least 70.  As of December 31, 2020, Mr. Schaeffer was the only Named Executive Officer who satisfied the age and service requirements for retirement.

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2018 PSU OUTCOMES

On February 18, 2021, the Compensation Committee and the Board determined that the performance share units granted to Messrs. Schaeffer, Sebra, and Ender in 2018 with a performance period ending on December 31, 2020 vested at the maximum level (i.e., 150% of the target number of shares). 2018 PSUs were awarded based 70% on relative TSR and 30% on subjective criteria, each of which was deemed to be earned at maximum levels. The Company’s three-year absolute TSR of 53% was at the 86th percentile of NAREIT Apartment Index (above the 75th percentile maximum goal). With consideration to the Company’s strong TSR outperformance, the Committee determined that a similar payout was appropriate for the subjective portion of the award.

2021 Compensation Decisions

For 2021, our Compensation Committee made the following decisions regarding our compensation levels and programs:

•	For all Named Executive Officers, other than the CEO, to align pay closer with competitive median, increase salary from 2020 levels as follows:

Executive	Total 2020 Salary	Total 2021 Salary
James J. Sebra	$400,000	$425,000
Farrell M. Ender	$400,000	$425,000
Jessica K. Norman	$300,000	$325,000
Jason R. Delozier	$275,000	$300,000
•	No change was made to Mr. Schaeffer’s base salary for 2021.
•	For all Named Executive Officers, 2021 cash bonus opportunities are unchanged as a percentage of base salary.
•	For all Named Executive Officers, to align pay closer with competitive median, increase target long-term incentive from 2020 levels as follows:

Executive	Total Target Award in 2020	Total Target Award in 2021
Scott F. Schaeffer	$2,000,000	$2,295,244
James J. Sebra	$800,000	$918,750
Farrell M. Ender	$800,000	$918,750
Jessica K. Norman	$300,000	$414,062
Jason R. Delozier	$176,000	$207,092

Implementing the Objectives of Our Compensation Policies

Other important policies and other factors influencing our compensation decisions are described below.

Impact of 2020 Stockholder Advisory Votes

At our 2020 annual meeting of stockholders, our stockholders who cast votes on this proposal recommended by a substantial majority of votes cast (98.2%) that we hold an advisory stockholder vote on the compensation of our Named Executive Officers every year. In accordance with Exchange Act rules, we will next hold an advisory vote on the frequency of our say on pay votes at our 2021 annual stockholder meeting.

We also provided our stockholders an advisory vote on the Named Executive Officers’ compensation at our 2020 annual stockholder meeting. Stockholders who cast votes on this proposal voted to approve the Company’s non-binding “say-on-pay” resolution, with over 98% of the votes cast approving of such resolution.

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Role of Chief Executive Officer in Setting Compensation

The Company’s Chief Executive Officer makes recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each Named Executive Officer, including himself, the Chief Executive Officer reviews market data and recommends to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. These goals are derived from our current business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. For each Named Executive Officer other than himself, the Chief Executive Officer also reviews the rationale and guidelines for compensation and equity awards, and advises on the achievement of established performance measures and target goals. The Chief Executive Officer may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but does not attend executive sessions and does not participate in any Compensation Committee discussions relating to the final determination of his own compensation.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2020, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) as its independent executive compensation consultant. Semler Brossy, who reports directly to the Compensation Committee and not to management, is independent from us, has not provided any services to us other than to the Compensation Committee and receives compensation from us only for services provided to the Compensation Committee. Our Compensation Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that the work of Semler Brossy for the Compensation Committee has not raised any conflict of interest.

Semler Brossy reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities are as follows:

•	Advise on alignment of pay and performance;
•	Review and advise on executive total compensation, including base salaries, short-and long-term incentives, associated performance goals, and retention and severance arrangements;
•	Advise on trends in executive compensation;
•	Provide recommendations regarding the composition of our peer group;
•	Analyze peer group proxy statements, compensation survey data and other publicly available data; and
•	Perform any special projects requested by the Compensation Committee.

The Compensation Committee typically asks Semler Brossy to attend its meetings, including executive sessions at which management is not present. Semler Brossy communicates regularly with the Chair of the Compensation Committee outside of committee meetings and also meets with management to gather information and review proposals.

Peer Groups

The Compensation Committee regularly reviews compensation paid by our peer group. For 2020, the Committee determined to maintain the same group as in 2019 (outlined below), save for the removal of TIER REIT due M&A activity.

•	American Assets Trust

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•	American Campus Communities
•	Apartment Investment & Mgmt. Co.
•	Bluerock Residential Growth REIT
•	Camden Property Trust
•	Cedar Realty Trust
•	Chatham Lodging Trust
•	Easterly Government Properties
•	Investors Real Estate Trust
•	Rexford Industrial Realty
•	STAG Industrial
•	Terreno Realty Corp.
•	UDR
•	Urstadt Biddle Properties
•	Washington REIT

Other Compensation Matters

Anti-Hedging Policy. Officers are prohibited from purchasing puts, calls, options or other derivative securities based on the Company’s securities under the Company’s Insider Trading Policy. The policy also prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts and purchasing securities of the Company on margin, borrowing against any account in which the Company’s securities are held or otherwise pledging any securities of the Company. See also “Proposal 1 - Election of Directors - Anti-Hedging Policy” above.

Stock Ownership Requirements. The Chief Executive Officer is required to hold common shares with a value equal to five times his annual base salary. All other executive officers are required to hold common shares with a value equal to three times their annual base salary. All executive officers are required to satisfy these stock ownership requirements six years after the later of (i) their election or appointment as a director or executive officer, as applicable, or (ii) April 1, 2018, the date we adopted the requirements. All executive officers are in compliance with these stock ownership guidelines, as they have either met the minimum share ownership requirements or they have not yet reached the date by which such requirements must be satisfied.

Employment Agreements. Each of the Named Executive Officers has an employment agreement with us.

The employment agreements set floor amounts for base salary.  In addition, the employment agreements provide for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a termination following a “change in control”. See “Named Executive Officer Compensation—Potential Payments on Termination or Change in Control” for a description of these severance and change in control benefits with the Named Executive Officers. The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for these Named Executive Officers because they help to secure the continued employment and dedication of these Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily have similar agreements in place for their senior employees.

The Named Executive Officer employment agreements also contain provisions that prohibit the executive from disclosing IRT’s confidential information and prohibits the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with IRT. We believe that these provisions help ensure the long-term success of IRT.

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Risk Management and IRT’s Compensation Policies and Procedures. As part of the Board’s role in risk oversight, the Compensation Committee considers the impact of our compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on our risk profile. Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on us. Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The mix of compensation, which is balanced with an emphasis toward rewarding long term performance;
•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long-term incentive plans;
•	The use of discretion as a means to adjust compensation to reflect individual performance or other factors;
•	Multi-year time vesting of equity awards, which generally requires long term commitment on the part of employees;
•	Incentive awards made are capped under the terms of the award at a maximum number of shares or dollars, as applicable;
•	The use of peer group comparisons to ensure the compensation programs are consistent with industry practice; and
•	Responding to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on our Executive Compensation

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by us in connection with a change in control. Our employment agreements with our Named Executive Officers provide that the Named Executive Officer shall be solely responsible for any excise tax imposed by Section 4999 of the IRC.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which IRT accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation”, when determining the form and timing of equity compensation grants to employees, including our Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to attempt to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, and all remedies available under our new Clawback Policy (as described above.

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Our Clawback Policy is intended to allow us to recover erroneously paid performance-based amounts from executive officers if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws.

Perquisites. None of our other Named Executive Officers received perquisites equal to or greater than $10,000 in 2020. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. Our 401(k) plan offers eligible employees the opportunity to make tax-advantaged investments on a regular basis through salary deferrals, which are supplemented by our matching contributions and discretionary profit sharing contributions if any. We currently provide a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s eligible compensation and may provide additional discretionary matching contributions. Any matching contribution made by us pursuant to the IRT 401(k) plan vests immediately. Our Named Executive Officers participate in this plan on the same basis as other eligible employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2020 and in our 2021 proxy statement.  This report is provided by the following independent directors who comprise the Compensation Committee:

DeForest B. Soaries, Jr., D. Min, Chair

Melinda H. McClure

Mack D. Pridgen III

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of us. In addition, none of our executive officers serves as a member of the board of directors or Compensation Committee of any company that has an executive officer serving as a member of our Board.

Named Executive Officer Compensation

We provide below summary information about compensation for the fiscal year ended December 31, 2020 for the following persons, who we refer to as the Named Executive Officers:

•	Our Chief Executive Officer: Scott F. Schaeffer;
•	Our Chief Financial Officer: James J. Sebra;
•	Our President: Farrell M. Ender;
•	Our Executive Vice President and General Counsel: Jessica K. Norman; and
•	Our Chief Accounting Officer: Jason R. Delozier.

There were no other Named Executive Officers of IRT serving at the end of the fiscal year ended December 31, 2020. As Ms. Norman and Mr. Delozier became Named Executive Officers during 2019, no prior year comparable compensation information has been presented for 2018.

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Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Scott F. Schaeffer (Chief Executive Officer)	2020	$700,000	$437,500	$1,626,039	$720,256	$11,400	$3,495,195
	2019	$700,000	$437,500	$1,723,887	$1,028,501	$11,200	$3,901,088
	2018	$700,000	$384,615	$1,711,156	$729,937	$55,248	$3,580,956

James J. Sebra (Chief Financial Officer)	2020	$400,000	$150,000	$650,404	$231,250	$11,400	$1,443,054
	2019	$400,000	$150,000	$689,556	$338,250	$11,200	$1,589,006
	2018	$400,000	$280,000	$598,903	$240,267	$37,101	$1,556,271

Farrell M. Ender (President)	2020	$400,000	$150,000	$650,404	$231,250	$11,400	$1,443,054
	2019	$400,000	$100,000	$689,556	$338,250	$11,200	$1,539,006
	2018	$400,000	$150,000	$684,461	$225,333	$56,056	$1,515,849

Jessica K. Norman (Executive Vice President and General Counsel)	2020	$300,000	$112,500	$243,894	$173,438	$11,400	$841,232
	2019	$225,000	$200,000	$77,625	$—	$9,370	$511,995

Jason R. Delozier (Chief Accounting Officer)	2020	$275,000	$56,719	$143,075	$87,441	$11,400	$573,635
	2019	$245,000	$41,344	$103,500	$93,230	$9,830	$492,904
(1)	Reflects the qualitative component of the Named Executive Officer’s Cash Bonus Award.
(2)

We report all equity awards at their full grant date fair value in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” For restricted stock awards, the fair value was calculated based on the NYSE market price for our common stock on the grant date for the award. For PSUs, the fair value on the date of grant was estimated using a Monte Carlo simulation model. See Note 7: “Equity Compensation Plans” within Item 8 of our Form 10-K for further discussion including assumptions used when valuing equity awards. For 2020, amounts shown include the following grant date fair value amounts:

•	Scott F. Schaeffer – $1,167,455 PSUs (at maximum performance PSUs would be $2,250,000) and $458,584 restricted stock unit awards.
•	James. J. Sebra – $466,673 PSUs (at maximum performance PSUs would be $900,000) and $183,431 restricted stock unit awards.
•	Farrell M. Ender – $466,673 PSUs (at maximum performance PSUs would be $900,000) and $183,431 restricted stock unit awards.
•	Jessica K. Norman – $175,113 PSUs (at maximum performance PSUs would be $337,500) and $68,781 restricted stock unit awards.
•	Jason R. Delozier – $102,727 PSUs (at maximum performance PSUs would be $198,000) and $40,348 restricted stock unit awards.
(3)	Amount shown reflects the quantitative component of the Named Executive Officer’s Cash Bonus Award.
(4)

Amounts shown for 2020 reflect IRT’s matching contribution to the Named Executive Officer’s 401(k) plan. As the initial grant date fair value of stock awards is not discounted for dividends expected to be paid, beginning in 2019, dividends accrued on unvested restricted stock awards have been excluded from All Other Compensation.

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Grants of Plan-Based Awards in 2020

The following table provides information about plan-based awards granted to the Named Executive Officers in 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All other stock awards: Number of shares of stock or units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott F. Schaeffer	3/2/2020	525,000	937,500	1,312,500
	3/2/2020				49,595	99,189	148,785		1,167,455
	3/2/2020							33,063	458,584
James J. Sebra	3/2/2020	150,000	300,000	450,000
	3/2/2020				19,838	39,675	59,514		466,973
	3/2/2020							13,225	183,431
Farrell M. Ender	3/2/2020	150,000	300,000	450,000
	3/2/2020				19,838	39,675	59,514		466,973
	3/2/2020							13,225	183,431
Jessica K. Norman	3/2/2020	112,500	225,000	337,500
	3/2/2020				7,439	14,878	22,318		175,113
	3/2/2020							4,959	68,781
Jason R. Delozier	3/2/2020	56,719	113,438	170,156
	3/2/2020				4,364	8,728	13,093		102,727
	3/2/2020							2,909	40,348
(1)

These columns represent the potential value of the payout for each eligible officer if the threshold, target, or maximum goals are satisfied under the quantitative bonus components of the Annual Cash Bonus plan, as described above in the “Compensation Discussion Analysis” section. The amounts actually earned by each eligible officer with respect to 2020 performance under the Annual Cash Bonus plan are reported in the Bonus (for the qualitative component) and Non-Equity Incentive Plan Compensation (for the quantitative component) columns in the Summary Compensation Table above.

(2)

These columns represent the potential number of common shares earned by each eligible officer if the threshold, target, or maximum goals are satisfied with respect to the 2020 PSUs. The actual number of common shares issued pursuant to the 2020 PSUs will be determined as of December 31, 2022 based on achievement of the performance criteria over the 2020-2022 performance period, and any shares then earned will vest 50% at such time and 50% on December 31, 2023, subject generally to the grantee’s continued service through that date.

(3)

This column shows the number of restricted stock units granted in 2020 to the Named Executive Officers. These restricted stock unit awards vest in four equal annual installments on the anniversary of the grant date, subject generally to the grantee’s continued service through the applicable vesting date.

(4)

This column shows the full grant date fair value of restricted common stock awards under FASB ASC Topic 718 granted to the Named Executive Officers in 2020. Generally, the full grant date fair value is the amount that we expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be realized by the Named Executive Officers. The full grant date fair value of the restricted common stock was the closing price of shares of our common stock on the grant date multiplied by the number of restricted common stock awards.

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CEO Pay Ratio

Pursuant to the requirements of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of our principal executive officer. The annual total compensation for 2020 for Mr. Schaeffer, our CEO, was $3,495,195, as reported under the above Summary Compensation Table. Our median employee’s total compensation for 2020 was $51,401. As a result, we estimate that Mr. Schaeffer’s 2020 total compensation was approximately 68 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2020 total compensation, consisting of salaries, wages, bonuses, and equity awards for all individuals who were employed by the Company on December 31, 2020, other than our CEO. We included all active employees and annualized the compensation for any non-temporary, non-seasonal employees who were not employed by the Company for the full 2020 calendar year.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the Named Executive Officers at December 31, 2020. These awards are comprised of PSUs, RSUs and restricted common stock awards. Each award is shown separately for each Named Executive Officer by grant date.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott F. Schaeffer	6,803	(1)	91,364
	28,836	(2)	387,267
	36,657	(3)	492,304	146,627	(6)	1,969,201
	33,063	(4)(8)	444,036	99,189	(7)	1,332,108
	129,757	(5)(8)	1,742,637
James J. Sebra	3,062	(1)	41,123
	10,092	(2)	135,536
	14,663	(3)	196,924	58,651	(6)	787,683
	13,225	(4)	177,612	39,675	(7)	532,835
	45,416	(5)	609,937
Farrell M. Ender	2,721	(1)	36,543
	11,534	(2)	154,902
	14,663	(3)	196,924	58,651	(6)	787,683
	13,225	(4)	177,612	39,675	(7)	532,835
	51,903	(5)	697,057
Jessica K. Norman	2,500	(2)	33,575	-		-
	5,000	(3)	67,150	-		-
	4,959	(4)	66,599	14,878	(7)	199,812
Jason R. Delozier	2,500	(2)	33,575	-		-
	6,667	(3)	89,538
	2,909	(4)	39,068	8,728	(7)	117,217
(1)	These restricted common stock awards vest on February 28, 2021.
(2)

For Messrs. Schaeffer, Sebra, and Ender, these restricted common stock awards vest in two equal annual installments on February 23, 2021 and February 23, 2022. For Ms. Norman and Mr. Delozier, these restricted common stock awards vest on February 8, 2021.

(3)

For Messrs. Schaeffer, Sebra, and Ender, these restricted common stock awards vest in three equal annual installments on March 15, 2021, March 15, 2022, and March 15, 2023. For Ms. Norman and Mr. Delozier, these restricted stock awards vests in two equal installments on March 1, 2021 and March 1, 2022.

(4)	These restricted stock unit awards vest in four equal annual installments on March 15, 2021, March 15, 2022, March 15, 2023, and March 15, 2024.
(5)

As of December 31, 2020, 2018 PSUs were earned at 150% of target. These units constitute 50% of the earned 2018 PSUs, which generally remain subject to service-based vesting until December 31, 2021. The other 50% of the earned 2018 PSUs were distributable immediately following the end of the performance period and included in the “Options Exercised and Stock Vested in 2020” table below.

(6)

These units represent the 2019 PSU awards, which may be earned over a three-year performance period ending December 31, 2021, with 50% of any earned units vesting at the end of that three-year period and

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the remaining 50% generally subject to service-based vesting until December 31, 2022. The number and value of units shown assumes performance at the target level. The actual number of units earned will depend on actual performance and range from 0%-150% of target.

(7)

These units represent the 2020 PSU awards, which may be earned over a three-year performance period ending December 31, 2022, with 50% of any earned units vesting at the end of that three-year period and the remaining 50% generally subject to service-based vesting until December 31, 2023. The number and value of units shown assumes performance at the target level. The actual number of units earned will depend on actual performance and range from 0%-150% of target.

(8)

Mr. Schaeffer is retirement eligible under the terms of these equity awards.  Accordingly, if he provides at least six months’ advance notice of termination and executes a release and additional non-compete agreement at the time of his retirement, these awards will not be forfeited even if he retires prior to the otherwise applicable vesting date.

Option Exercises and Stock Vested in 2020

The following table provides information on the number of shares acquired by the Named Executive Officers upon the vesting of stock awards, along with the value of such awards at the time of vesting, before payment of any applicable withholding taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott F. Schaeffer	224,400	3,068,470
James J. Sebra	85,952	1,176,729
Farrell M. Ender	89,760	1,227,389
Jessica K. Norman	6,852	95,483
Jason R. Delozier	6,944	96,702

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Potential Payments on Termination or Change-In-Control

We have entered into employment agreements with our Named Executive Officers. These agreements provide for payments and other benefits if a Named Executive Officer’s employment with us is terminated under circumstances specified in his respective agreement, including in connection with a “change in control” (as defined in the agreement). A Named Executive Officer’s rights upon the termination of his employment will depend upon the circumstances of the termination. Under SEC rules, the amounts shown below are calculated as of December 31, 2020 based on facts (e.g. stock price, base salaries, awards outstanding, etc.) then existing.

Named Executive	Termination without cause, resignation for good reason or notice by IRT of non-renewal with release (1)	Voluntary Termination (2)	Disability (3)	Death (4)	Termination for cause (5)	Termination without cause, resignation for good reason or notice by IRT of non-renewal after Change in Control with release (6)
Scott F. Schaeffer	$11,069,954	$6,657,094	$7,910,094	$7,910,094	$—	$12,529,531
James J. Sebra	$4,234,427	$—	$2,873,788	$2,873,788	$—	$4,234,427
Farrell M. Ender	$4,293,512	$—	$3,062,829	$3,062,829	$—	$4,293,512
Jessica K. Norman	$1,082,510	$—	$533,928	$533,928	$—	$1,082,510
Jason R. Delozier	$856,932	$—	$352,503	$352,503	$—	$856,932
(1)

Under each Named Executive Officer employment agreement, we may terminate a Named Executive Officer’s employment at any time without cause upon not less than sixty days’ prior written notice to the Named Executive Officer. In addition, the Named Executive Officer may initiate a termination of employment by resigning for good reason. The Named Executive Officer must give us not less than sixty days’ prior written notice of such resignation. In addition, we may initiate a termination of employment by sending a notice of non-renewal of the applicable employment agreement to the Named Executive Officer, as described above. If the Named Executive Officer does not deliver the release described in each Named Executive Officer employment agreement and described below in these circumstances, we refer to the termination as a no-release termination. Upon any no-release termination, the Named Executive Officer is entitled to receive only the amount due to the Named Executive Officer under our then current severance pay plan for employees, if any. We currently have no severance pay plan in place for employees. No other payments or benefits will be due to the Named Executive Officer under his employment agreement other than (i) the Named Executive Officer’s base salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to the Named Executive Officer for reimbursement of expenses properly incurred by the Named Executive Officer prior to his date of termination; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any of our applicable benefit plans and programs in which the Named Executive Officer participated prior to his termination of employment. We refer to these collectively as the accrued benefits.

Each Named Executive Officer employment agreement defines “good reason” as, without the Named Executive Officer’s consent, any of the following events occurring:

•	a reduction in base salary of the Named Executive Officer.
•	we material and willful breach of the Named Executive Officer employment agreement.
•

the relocation (without the written consent of the Named Executive Officer) of the Named Executive Officer’s principal place of employment by more than thirty-five (35) miles from its location on the effective date of the Named Executive Officer employment agreement.

•	Mr. Schaeffer’s employment agreement also defines “good reason” as, without his consent: a significant adverse alteration in the nature or status of his authority, duties or responsibilities (and

2021 Proxy Statement | 53

his removal from the position of Chief Executive Officer or requiring him to report to any of our employees will be deemed to be a significant adverse alteration in the nature or status of his responsibilities); provided, however, that the election by the Board of a different person to serve as Chair will not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the Board and (ii) no executive officers or our other employees have their duties assigned to them by the Chair.

•

Mr. Sebra’s, Mr. Ender’s, Mr. Delozier’s and Ms. Norman’s respective employment agreements also define “good reason” as a significant adverse alteration in the nature or status of his authority, duties or responsibilities.

If a termination occurs in the circumstances described above and the Named Executive Officer executes and does not revoke a release described in each Named Executive Officer employment agreement, the Named Executive Officer is entitled to receive the following:

•

The Named Executive Officer will receive a lump sum cash payment equal to a defined multiplier times the sum of (x) the Named Executive Officer’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by the Named Executive Officer for the three year period immediately prior to his termination of employment, (or the average annual cash bonus earned by the Named Executive Officer for the actual number of completed fiscal years immediately prior to his termination of employment, if less than three). In Mr. Schaeffer’s employment agreement, the defined multiplier is 2.25x. In Mr. Sebra’s and Mr. Ender’s employment agreements, the defined multiplier is 2x. In Mr. Delozier’s and Ms. Norman’s employment agreements, the defined multiplier is 1.5x.

•

The Named Executive Officer will receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that the Named Executive Officer would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year.

•

For a period of 18 months following the Named Executive Officer’s date of termination, provided the Named Executive Officer and his eligible dependents timely and properly elect to continue health care coverage under COBRA, the Named Executive Officer will continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of IRT generally, as if the Named Executive Officer had continued in employment with IRT during such period.

•

Any equity awards that are then subject solely to time-vesting conditions will become fully vested as of the date of the Named Executive Officer’s termination of employment.  In addition, under the terms of the PSU awards, outstanding PSUs will vest based on performance through the end of the calendar quarter immediately preceding the severance event, subject to pro-ration to reflect the portion of the performance period served prior to the severance event. The amounts shown in the table reflect the full vesting of time-based equity awards, the vesting of 2018 PSUs based on actual performance and the pro-rata vesting of 2019 and 2020 PSUs assuming target performance.

(2)

In this case, no further payments (other than the accrued benefits) will be due under the Named Executive Officer employment agreement, except that the Named Executive Officer will be entitled to receive his accrued benefits. However, under the PSU and 2020 RSU award agreements, an executive who has attained age 55 and completed at least 15 years of service will be deemed “retirement eligible.” Upon retirement of a grantee who has satisfied these conditions, outstanding PSUs will remain outstanding and vest (on a pro-rata basis, with respect to 2019 PSUs, and without pro-ration, with respect to 2020 PSUs) based on actual performance through the end of the performance period. In addition, otherwise applicable service-based vesting conditions would not apply to 2020 RSUs and earned 2018 PSUs.  Mr. Schaeffer is retirement eligible, so the amount shown in this column for him reflects the above-described treatment for his equity

2021 Proxy Statement | 54

awards. The amounts shown in the table above reflect actual performance in respect of 2018 PSUs and assume target performance with respect to 2019 and 2020 PSUs.

(3)	If IRT terminates the Named Executive Officer’s employment for disability, the Named Executive Officer will be entitled to receive the following:
•	A lump sum cash payment equal to a pro rata portion of the Named Executive Officer’s target annual cash bonus for the fiscal year of his termination.
•	The accrued benefits.
•	Any equity awards are subject to the same treatment described above in the final bullet of footnote 1.
(4)

Each Named Executive Officer employment agreement provides that if the Named Executive Officer dies while employed by IRT, IRT will pay to the Named Executive Officer’s executor, legal representative, administrator or designated beneficiary, as applicable:

•	A lump sum cash payment equal to a pro rata portion of the Named Executive Officer’s target annual cash bonus for the fiscal year of his death.
•	The accrued benefits.
•	Any equity awards are subject to the same treatment described above in the final bullet of footnote 1.
(5)

Each Named Executive Officer employment agreement provides that IRT may terminate the Named Executive Officer’s employment at any time for cause upon written notice to Named Executive Officer, in which event all payments under the Named Executive Officer employment agreement will cease, except the Named Executive Officer will be entitled to receive the accrued benefits.

(6)

If a termination without cause, a resignation with good reason or a non-renewal by IRT occurs within 18 months following a change-in-control, the Named Executive Officers will be entitled to the same payments and benefits as described above in footnote 1; provided that that in Mr. Schaeffer’s case, the severance multiplier described in the first bullet of that footnote 1 will be increased from 2.25x to 3x. For this purpose, “change in control” of IRT means the occurrence of any of the following:

•

The acquisition (other than from IRT), by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of IRT’s then outstanding voting securities;

•

The individuals who, as of the effective date of the Named Executive Officer employment agreement, are members of the Board cease for any reason during any twelve month period to constitute at least a majority of the Board (unless the election, or nomination for election by IRT’s stockholders, of any new director was approved by a vote of at least a majority of the incumbent Board);

•

The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, a business combination) involving IRT if (i) the stockholders of IRT, immediately before such business combination, do not, as a result of such business combination, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such business combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of IRT outstanding immediately before such business combination or (ii) immediately following the business combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a

2021 Proxy Statement | 55

majority of the board of directors of the entity resulting from such business combination (or, if the entity resulting from such business combination is then a subsidiary, the ultimate parent thereof);

•	The sale or other disposition of all or substantially all of the assets of IRT; or
•	The consummation of a complete liquidation or dissolution of IRT.

Director Compensation

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. In 2020, our non-management directors received the following compensation for their service as directors:

•	A standard non-management Board member retainer per year of:
•	$45,000 cash; and
•	$75,000 worth of IRT stock;
•	Lead Independent Director retainer per year of $20,000 cash
•	Chair retainers per year of:
•	$20,000 cash for the Audit Committee Chair;
•	$15,000 cash for the Compensation Committee Chair; and
•	$10,000 cash for the Nominating Committee Chair
•	Committee member (other than the Chair) retainers per year of:
•	$7,500 cash for the Audit Committee members;
•	$5,000 cash for the Compensation Committee members; and
•	$5,000 cash for the Nominating Committee members.

Our directors are also reimbursed for their out-of-pocket expenses in attending Board and committee meetings and up to $3,500 annually for education activities.

The following table sets forth information regarding the compensation paid or accrued by IRT during 2020 to each of our non-management directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William C. Dunkelberg, Ph.D	52,500	71,433	123,933
Melinda H. McClure	80,000	71,433	151,433
Mack D. Pridgen III	57,500	71,433	128,933
DeForest Soaries, Jr., D.Min	65,000	71,433	136,433
Richard D. Gebert	70,000	71,433	141,433
	325,000	357,165	682,165
(1)

On May 13, 2020, our Compensation Committee made the annual stock grant to non-management directors aggregating 39,685 shares (7,937 shares per director) valued at $9.00 per share as computed in accordance with FASB ASC Topic 718 based upon the grant date closing price of a share of our common stock on the NYSE. These awards vested immediately.

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For 2021, after considering the levels of non-employee director compensation at our peer companies and consulting with their independent compensation consultant, our Compensation Committee has elected to maintain the same director compensation structure summarized above.

Equity Compensation Plan Information

The following table sets forth certain information regarding IRT’s equity compensation plans as of December 31, 2020.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	993,568	n/a	1,483,077
Equity compensation plans not approved by security holders	-	n/a	-
Total	993,568		1,483,077
(1)

Includes PSUs and RSUs which remained subject to forfeiture at December 31, 2020. The weighted average exercise price in column (b) does not take the PSUs and RSUs into account, as they do not have an exercise price. The number of PSUs reflects the maximum number of shares to be awarded if the maximum performance criteria are achieved. Excludes 339,468 restricted common stock awards that remained subject to forfeiture at December 31, 2020 because they do not constitute outstanding options, warrants and rights.

Proposal 3: Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail above under the heading “Executive Officer and Director Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive

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officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has delegated oversight of compliance with our code of ethics to our Audit Committee, including the review of related party transactions, potential and actual conflicts of interest and the granting of waivers to the code of ethics. Our Audit Committee is responsible, and has the full power of the Board, to approve or reject all related party transactions on our behalf. All related party transactions and any identified potential and actual conflicts of interest are to be reviewed and approved or rejected by our Audit Committee. Our Audit Committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. If our Audit Committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code of ethics. In determining whether a conflict of interest exists, our Bylaws provide that a director or officer has no responsibility to devote his or her full time to our affairs and that any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with ours. Any waiver of the code of ethics may be made only by the Audit Committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or directors will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8

To be considered for inclusion in our proxy statement and form of proxy for our 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2022 annual meeting, stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than December 1, 2021. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from our proxy materials for the 2022 annual meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8

Our Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in our proxy statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Bylaws and must be delivered to, or mailed and received by, our Secretary at our principal office no earlier than the close of business on November 1, 2021 and no later than the close of business on December 1, 2021. However, in the event the 2022 annual meeting is scheduled to be held on a date before April 12, 2022, or after June 11, 2022, then such advance notice must be received by us not earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than the later of (i) the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by us (or if that day is not a business day for us, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the annual meeting, and all proposals and nominations must be submitted to: Secretary, Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania, 19103. The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination.

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If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2022 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2022 annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Director Recommendations

A stockholder who wishes to submit recommendations for director candidates to the Nominating Committee should send a written recommendation to our principal office, attention: Secretary. Our Secretary will forward it to the Nominating Committee chair. The stockholder must provide the same information regarding the director candidate called for in our Bylaws for a director nomination and submit such recommendation within the time period in our Bylaws set forth for a director nomination. All stockholder recommendations received by the Nominating Committee will begin to be reviewed at the first meeting of the Nominating Committee held after receipt of all information required with respect to the recommendation.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2020 annual report to stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2020, was made available to stockholders of record as of March 25, 2021. Stockholders of record as of March 25, 2021, and beneficial owners of our common stock on that date, may obtain from us, without charge, a copy of our 2020 annual report to stockholders and our most recent Annual Report on Form 10-K filed with the SEC by a request to us in writing. Such requests may be made by writing to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 or by calling Ms. Norman at (267) 270-4800. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 25, 2021. Within the “Investor Relations” page of our website at http://irtliving.com, you can obtain, free of charge, a copy of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC. Information from our website is not incorporated by reference into this proxy statement.

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as debt extinguishment costs from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Set forth below is a reconciliation of net income (loss) to FFO and Core FFO for the years ended December 31, 2020, 2019, and 2018 (in thousands, except per share data).

	For the Year Ended December 31, 2020		For the Year Ended December 31, 2019		For the Year Ended December 31, 2018
	Amount	Per Share (1)	Amount	Per Share (1)	Amount	Per Share (1)
Funds From Operations:
Net income	$14,877	$0.16	$46,354	$0.51	$26,610	$0.30
Adjustments:
Real estate depreciation and amortization	60,352	0.64	52,482	0.58	45,067	0.51
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(7,554)	(0.08)	(42,628)	(0.47)	(11,561)	(0.13)
Funds From Operations	$67,675	$0.72	$56,208	$0.62	$60,116	$0.68
Core Funds From Operations:
Funds From Operations	$67,675	$0.72	$56,208	$0.62	$60,116	$0.68
Adjustments:
Stock-based compensation	5,564	0.06	3,116	0.03	2,524	0.03
Amortization of deferred financing costs	1,448	0.02	1,423	0.02	1,430	0.02
Other depreciation and amortization	335	-	333	0.01	154	-
Other expense (income)	-	-	-	-	(52)	-
Abandoned deal costs	130	-	-	-	-	-
Casualty losses	711	-	-	-	-	-
Debt extinguishment costs included in net gains on sale of assets	-	-	7,417	0.08	911	0.01
Core Funds From Operations	$75,863	$0.80	$68,497	$0.76	$65,083	$0.74

(1) Based on 94,430,935, 90,680,212, and 88,289,110 weighted average shares and units outstanding for the years ended December 31, 2020, 2019, and 2018, respectively.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT’s NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT’s financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

	Twelve-Months Ended December 31 (a)
	2020	2019	% change
Revenue:
Rental and other property revenue	$189,214	$182,599	3.6%
Property Operating Expenses
Real estate taxes	23,619	22,726	3.9%
Property insurance	4,123	3,688	11.8%
Personnel expenses	17,820	17,179	3.7%
Utilities	10,490	9,882	6.2%
Repairs and maintenance	6,561	6,354	3.3%
Contract services	7,433	6,749	10.1%
Advertising expenses	1,974	1,930	2.3%
Other expenses	2,181	2,497	-12.7%
Total operating expenses	74,201	71,005	4.5%
Net operating income	$115,013	$111,594	3.1%
NOI Margin	60.8%	61.1%	-0.3%
Average Occupancy	93.6%	93.4%	0.2%
Average effective monthly rent, per unit	$1,105	$1,068	3.5%
Reconciliation of Same-Store Net Operating Income to Net income
Same-store portfolio net operating income (a)	$115,013	$111,594
Non same-store net operating income	13,176	11,458
Other revenue	739	603
Property management expenses	(8,494)	(7,726)
General and administrative expenses	(15,095)	(12,745)
Depreciation and amortization	(60,687)	(52,815)
Abandoned deal costs	(130)	—
Casualty losses	(711)	—
Interest expense	(36,488)	(39,226)
Gain on sale (loss on impairment) of real estate assets, net	7,554	35,211
Net income	$14,877	$46,354

Set forth below is a reconciliation of same store net operating income to net income (loss) available to common shares for the years ended December 31, 2020 and 2019 (in thousands, except per unit data).

(a) Same store portfolio for the years ended December 31, 2020 and 2019 includes 51 properties, which represent 14,189 units.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Set forth below is a reconciliation of net income to net debt to adjusted EBITDA (proforma) the quarter ended December 31, 2020 (in thousands).

ADJUSTED EBITDA:	December 31, 2020
Net income (loss)	$13,360
Add-Back (Deduct):
Depreciation and amortization	15,396
Interest expense	8,872
Net loss on impairment (gain on sale) of real estate assets	(9,394)
Abandoned deal costs	—
Casualty losses	300
Adjusted EBITDA	$28,534

Total debt	$945,686
Less: cash and cash equivalents	(8,751)
Total net debt	$936,935

Net debt to Adjusted EBITDA (pro forma) (a)	8.2x

(a)

Reflects pro forma net debt to Adjusted EBITDA for the period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA.  Actual net debt to Adjusted EBITDA for the quarter ended December 31, 2020 was 8.3x.

APPENDIX B

ANNUAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE REALTY TRUST, INC.

May 12, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021:
The notice of annual meeting, proxy statement and annual report to stockholders are available at http://www.proxydocs.com/irt

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00033333333030000000 1 051221

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

APPENDIX B ANNUALMEETING OF STOCKHOLDERS OF   INDEPENDENCE REALTYTRUST, INC.   May 12,2021   PROXY VOTING INSTRUCTIONS  INTERNET -Access“www.voteproxy.com”andfollowtheon-screen  instructions or scan the QR code withyour smartphone. Have your  proxy cardavailablewhen you access the webpage.   Vote online until11:59PMEDTthe daybefore the meeting.   MAIL -Sign, date and mail your proxy card in the envelope  provided as soon as possible.   IN PERSON -You may vote your shares in person by attending  theAnnual Meeting.   GO GREEN -e-Consent makes it easy to go paperless. With  e-Consent, you can quickly access your proxy material, statements  and other eligible documents online, while reducing costs, clutter  and paper waste. Enroll today via www.astfinancial.com to enjoy  onlineaccess.    COMPANY NUMBER  ACCOUNT NUMBER   IMPORTANT NOTICE REGARDING THE AVAILABILITYOF PROXYMATERIALS  FORTHE STOCKHOLDERMEETINGTO BEHELDON MAY12, 2021:  The notice of annual meeting, proxy statement and annual reportto stockholders  are available athttp://www.proxydocs.com/irt    Please detach alongperforatedline and mailin the envelope providedIF you are not voting via the Internet.   00033333333030000000  1  051221     THE BOARD OF DIRECTORS RECOMMENDSAVOTE "FOR" THE ELECTION OF DIRECTORSAND "FOR" PROPOSALS 2AND 3.  PLEASE MARK, SIGN, DATEAND MAILYOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INKAS SHOWN HERE x  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER  DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY  EXECUTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR  EACH NOMINEE AND FOR PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE  CAST BYTHE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY  HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE  MEETING OR ANY POSTPONEMENT ORADJOURNMENT THEREOF.   1. ELECTIONOFDIRECTORS FOR  AGAINST  ABSTAIN  ScottF. Schaeffer   William C. Dunkelberg   RichardD. Gebert  Melinda H.McClure  MackD.PridgenIII  DeForestB. Soaries, Jr.   Lisa Washington   2. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE FOR RATIFICATION OF  THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT  REGISTEREDPUBLICACCOUNTINGFIRMFORTHEYEARENDINGDECEMBER  31, 2021.  3. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE FOR THE ADVISORY  VOTETOAPPROVETHECOMPANY’SEXECUTIVECOMPENSATION.  4. TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER BUSINESS AS  MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR  ADJOURNMENT(S)THEREOFINTHE DISCRETIONOFTHE PROXYHOLDER.  Tochangethe addresson your account,please checkthe boxatrightand  indicate your new address in the address space above. Please note that  changestotheregisteredname(s)ontheaccountmaynotbesubmittedviathis method.    Signature ofStockholder   Date:   Signature of Stockholder Date:  Note: Please sign exactly as your name or names appear on this Proxy. When shares are heldjointly, eachholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full  title as such. Ifthe signer is acorporation,please sign full corporate name byduly authorized officer,givingfulltitle as such. If signer is apartnership, please sign in partnership name by authorizedperson.

INDEPENDENCE  REALTY  TRUST,  INC.    PROXY   THIS PROXYIS SOLICITED ON BEHALF OF THE  BOARD OF DIRECTORS OF INDEPENDENCE REALTYTRUST, INC.   The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, acting individually,  as proxies for the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes  them, or either of them, to vote all of the shares of Common Stock of Independence Realty Trust, Inc. ("IRT") held  of recordbythe undersigned on March25, 2021 attheAnnualMeeting ofStockholders ofIRT, to be held at9:00A.M.  on Wednesday, May 12, 2021 at 1835 Market Street, Suite 2601, Philadelphia, PA 19103, and at any and all  adjournments or postponements thereof as set forth on the reverse side hereof.   The Board of Directors of the Company recommends that stockholders vote FOR the election of the Board  of Director nominees named; FOR the ratification of the appointment of KPMG LLP as the Company's  independent registered public accounting firm for the year ending December 31, 2021; and FOR the  advisory resolution to approve the Company's executive compensation.   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned  stockholder. If properly executed, but no direction is made, this Proxy will be voted FOR each nominee and  FOR proposals 2 and 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the  Proxy holder on any other matter that may properly come before the meeting or any postponement(s) or  adjournment(s) thereof.   (Continued and to be signed on the reverse side)   1.1  14475

ANNUAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE REALTY TRUST, INC.

May 12, 2021

GO GREEN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021:
The notice of annual meeting, proxy statement and annual report to stockholders are available at http://www.proxydocs.com/irt

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333333030000000 1 051221

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ImportantNoticeofAvailabilityofProxyMaterialsfortheStockholderMeetingof   INDEPENDENCEREALTYTRUST,INC.   ToBeHeldOn  Wednesday,May12,2021at9:00a.m.EDT  1835MarketStreet, Suite 2601, Philadelphia, PA19103   COMPANYNUMBER  ACCOUNTNUMBER  CONTROLNUMBER   This stockholder meeting notice and communication presents only an overview of the more complete proxy materials that are  available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy  materialsbeforevoting.   Ifyouwanttoreceiveapaperore-mailcopyoftheproxymaterialsyoumustrequestone.Thereisnochargetoyouforrequestinga  copy.Tofacilitatetimelydeliverypleasemaketherequestasinstructedbelowbefore04/30/21.  Pleasevisithttp://www.proxydocs.com/irt,wherethefollowingmaterialsareavailableforview:   •Notice  of  Annual  Meeting  of  Stockholders  •Proxy  Statement  •Form  of  Electronic  Proxy  Card  •Annual  Report  TOREQUESTMATERIAL: TELEPHONE: 888-Proxy-NA(888-776-9962)718-921-8562(forinternationalcallers)  E-MAIL: info@astfinancial.com  WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials   TOVOTE: ONLINE: To  access  your  online  proxy  card,  please  visit  www.voteproxy.com and  follow  the  on-screen  instructions  or  scan  the  QR  code  with  your  smartphone.  You  may  enter  your  voting  instructions  at  www.voteproxy.com  up  until  11:59  PM  EDT  the  day  before  the  meeting  date.    INPERSON:You  may  vote  your  shares  in  person  by  attending  the  Annual  Meeting.  For  directions  to  the  Annual  Stockholder  Meeting,  you  may  contact  IRT's  Investor  Relations  at  (212)  277-4322.    MAIL:You  may  request  a  card  by  following  the  instructions  above.    Thepurposeofthemeetingistoconsiderandactonthefollowing:   1.  ELECTION  OF  DIRECTORS  Scott  F.  Schaeffer  William  C.  Dunkelberg  Richard  D.  Gebert  Melinda  H.  McClure  Mack  D.  Pridgen  III  DeForest  B.  Soaries,  Jr.  Lisa  Washington    2.  THEBOARDOFDIRECTORSRECOMMENDS:AVOTEFORRATIFICATIONOFTHEAPPOINTMENTOF  KPMG  LLPAS  THE  COMPANY’S  INDEPENDENT  REGISTERED  PUBLICACCOUNTING  FIRM  FOR  THE  YEAR  ENDING  DECEMBER  31,  2021.  3.  THE  BOARD  OF  DIRECTORS  RECOMMENDS:  A  VOTE  FOR  THE  ADVISORY  VOTE  TO  APPROVE  THE  COMPANY’S  EXECUTIVE  COMPENSATION.  4.  TO  VOTE  AND  OTHERWISE  REPRESENT  THE  UNDERSIGNED  ON  SUCH  OTHER  BUSINESS  AS  MAY  PROPERLY  COME  BEFORE  THE  ANNUAL  MEETING  OR  ANY  POSTPONEMENT(S)  OR  ADJOURNMENT(S)  THEREOF  IN  THE  DISCRETION  OF  THE  PROXY  HOLDER.  Pleasenotethatyoucannotusethisnoticetovotebymail.